Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

Dated 24 July 2018
(1) THE KEY SELLERS BEING THE PERSONS WHOSE NAMES AND ADDRESSES ARE SET OUT IN SCHEDULE 1, PART 1 (2) METAPACK LIMITED (3) PACIFIC SHELF 1855 LIMITED (4) THE GUARANTOR
SHARE PURCHASE AGREEMENT for the sale and purchase of the entire issued and to be issued share capital of MetaPack Limited

CONFIDENTIAL TREATMENT REQUESTED BY STAMPS.COM INC.

***Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Stamps.com Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

Table of Contents

		Page

1	Definitions and interpretation	1
2	Agreement to sell and purchase	13
3	Consideration	14
4	Conduct between exchange and Completion	15
5	Locked Box	16
6	Condition to Completion	18
7	Completion	19
8	Warranties	20
9	Restrictive Covenants	22
10	Buyer's warranties	22
11	Post completion obligations	23
12	Group insurance	23
13	W&I insurance policy	23
14	Confidentiality	23
15	Guarantee of Buyer's obligations	25
16	Key Sellers' Representative	27
17	Service of notices	28
18	Announcements	29
19	No set-off	29
20	Costs	30
21	Interest on late payments	30
22	Entire agreement	30
23	Waiver	30
24	Effect of completion	31
25	Third party rights	31
26	Assignment	31
27	Severance	32
28	Further assurance	32
29	Counterparts	32
30	Governing language	32
31	Governing law and jurisdiction	32

1

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

Schedules

1.	The Sellers
Part 1 – The Key Sellers
Part 2 – The Minority Sellers
Part 3 – The Deferred Sellers

2.	The Group
Part 1 – The Company
Part 2 – The subsidiaries

3.	Permitted Leakage

4.	Conduct between exchange and Completion

5.	Obligations on Completion

6.	Warranties

7.	Limitation on Liability

8.	The Properties

9.	Intellectual Property Rights

10.	Tax Covenant
Agreed Form Documents
Circular
Data Room Index
Deed of Release
Deferred Power of Attorney
Disclosure Letter
Drag Notice
Indemnity for Lost Share Certificates
Investment Agreement Deeds of Termination
Letters of Resignation
Minutes of Board Meeting of the Company
Minority SPA
Option Exercise Notices
Press Release

1

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

THIS AGREEMENT is dated 24 July 2018 and made between:

(1)	The persons whose names and addresses are set out in Schedule 1, Part 1, column (1) (the "Key Sellers" and each a "Key Seller");

(2)	METAPACK LIMITED, a private limited company incorporated in England and Wales (company number 03870530) whose registered office is at 4th Floor, 200 Grays Inn Road, London WC1X 8XZ (the "Company");

(3)
PACIFIC SHELF 1855 LIMITED, a private limited company incorporated in England and Wales (company number 11453115) whose registered office is 1 Park Row, Leeds, United Kingdom, LS1 5AB (the "Buyer"); and

(4)	STAMPS.COM INC., a Delaware corporation, whose principal office is located at 1990 E. Grand Avenue, El Segundo, California 90245, United States of America (the "Guarantor").
BACKGROUND:

(A)	The Key Sellers have agreed to sell (or procure the sale of) and the Buyer has agreed to purchase their respective Key Seller Shares in the manner and on and subject to the terms of this Agreement.

(B)
On Completion, the Minority Sellers will sell all of the Minority Seller Shares to the Buyer in the manner and subject to the terms of the Minority SPA or the Drag Notice and the Deferred Sellers will sell their Deferred Seller Shares to the Buyer pursuant to the Deferred Power of Attorney.

(C)
The Guarantor is entering into this Agreement to irrevocably and unconditionally guarantee to the Sellers the due and punctual performance and discharge by the Buyer of all its obligations to the Sellers under this Agreement and as more particularly detailed in Clause 15 of this Agreement.

IT IS AGREED that:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement, unless the context otherwise requires:
"2018 Accounts" means the audited consolidated accounts of the Company for the financial year ended on 31 March 2018, including the notes to them, including an unqualified opinion of Grant Thornton UK LLP or such other independent accounting firm mutually agreed between the Company and the Buyer, such accounts to be prepared in a way consistent with, and in the same format as, the Accounts;
"A Ordinary Shares" means the A ordinary shares of £0.0001724 each in the capital of the Company;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

"Accounts" means the audited consolidated accounts of the Company for the financial year ended on the Accounts Date, including the notes to them;
"Accounts Date" means 31 March 2017;
"Affiliate" when used with respect to any person shall mean any person controlling, controlled by or under common control with such person. For the purposes of this definition, "controlling," "controlled" and "control" means the possession, directly or indirectly, of the power to direct the management and policies of a person whether through the ownership of voting securities, contract or otherwise;
"Articles" means the articles of association of the Company as amended from time to time;
"B Ordinary Shares" means the B ordinary shares of £0.0001724 each in the capital of the Company;
"Benefit Arrangements" has the meaning given to that term in Schedule 6, Part 5, paragraph 2 (Warranties);
"Business" means the business of the Group as carried on at the date of this Agreement and as proposed to be carried out as set forth in the business plan provided in folder 2.4 of the Data Room;
"Business Day" means a day, except a Saturday or a Sunday, on which banks in the City of London, United Kingdom and in the City of Los Angeles, California, are open for business generally;
"Business Warranties" means the warranties set out in Schedule 6 (Warranties);
"Buyer's Completion Document" has the meaning given to that term in Clause 10.1(a);
"Buyer Group" means the Buyer and any other company (which, after Completion, includes each Group Company) which at the relevant time is its subsidiary undertaking or holding company or a subsidiary undertaking of any such holding company; and "Member of the Buyer Group" has a corresponding meaning;
"Called Shares" means any shares in the capital of the Company that are sold to the Buyer at Completion pursuant to Article 16 of the Articles and the Drag Notice;
"C Ordinary Shares" means the C ordinary shares of £0.0001724 each in the capital of the Company;
"C1 Ordinary Shares" means the C1 ordinary shares of £0.0001724 each in the capital of the Company;
"C2 Ordinary Shares" means the C2 ordinary shares of £0.0001724 each in the capital of the Company;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

"C2 Subscription Price" means the aggregate price payable by a holder of C2 Ordinary Shares to the Company in order to pay the unpaid amounts on such C2 Ordinary Shares, as set out in Schedule 1, column (5) (The Sellers);
"C2 Tax Liability" means the amount (as determined by the Company) that the Company or any other Group Company is liable to account to a Tax Authority in relation to income tax and employee's national insurance contributions arising in relation to the C2 Ordinary Shares as set out in Schedule 1, column (6) (The Sellers);
"Circular" means the circular, in the agreed form, prepared by the Company relating to the sale of the Shares and to be issued by the Company on or around 25 July 2018 to the Minority Sellers and to each Key Seller who will acquire any of his Shares by exercising an Option;
"Claim" means a claim by the Buyer under this Agreement;
"Companies Legislation" means the Companies Act 2006, the Companies Act 1985, the Companies Consolidation (Consequential Provisions) Act 1985, the Companies Act 1989 and as applicable, any equivalent laws in any jurisdiction in which a Group Company has been incorporated;
"Company 401(k) Plan" means the Retirement Advantage, Inc. Volume Submitter 401(k) Profit Sharing Plan #07-003 adopted by the Company on 6 February 2017;
"Competent Authority" includes any (i) national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any (ii) national or supra national court, the European Commission and any governmental or local authority or other body exercising powers pursuant to any Act of Parliament or Royal Charter;
"Competing Business" means any business which competes directly or indirectly with the Business;
"Completion" means the completion of the sale and purchase of the Shares in accordance with the provisions of Clause 7, Clause 3 of the Minority SPA and, if applicable, the Articles and the Drag Notice;
"Completion Date" means 15 August 2018 or, if the obligation of the Key Sellers in paragraph 3(g) of Schedule 5 is not (or will not be) satisfied as of 15 August 2018, a Business Day thereafter (being not later than the Long Stop Date) selected by the Buyer being no later than 5 Business Days following the date that such obligation has or can be satisfied by the Key Sellers as indicated in a written notice from the Company (excluding any such obligation previously waived in writing by the Buyer);
"Confidential Information" means any information of a secret or proprietary or confidential nature (in any form and however stored) and not publicly known which is owned, licensed or otherwise held by any Group Company or which is used in or otherwise relates to the business, customers or financial or other affairs of any Group Company, whether tangible or intangible, including without limitation algorithms, customer lists, ideas, designs, formulas, know-how, methods, processes, programs,

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

prototypes, systems, and techniques; provided, public disclosure in violation of an obligation to the Company or other party hereto shall not, as to the party making such disclosure, cause information to cease being Confidential Information;
"Contract" means any agreement, contract, subcontract, settlement agreement, lease, instrument, note, warranty, purchase order, license, sublicense, or other legally binding commitment, whether written or oral;
"connected persons" means a person who is connected with another within the meaning of sections 1122 and 1123 of the Corporation Tax Act 2010;
"Consideration" means the consideration payable pursuant to Clause 3.1 (including amounts payable under the Minority SPA);
"Customer" means any person who at any time during the period of 12 months ending on the Completion Date was a customer of any Group Company with an annual revenue for the Group in the financial year ending on 31 March 2018 in excess of [***];
"CTA 2010" means the Corporation Tax Act 2010;
"D Ordinary Shares" means the D ordinary shares of £0.0001724 each in the capital of the Company;
"Data Protection Legislation" means (a) any law, statute, declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or other binding restriction (as amended, consolidated or re-enacted from time to time) which relates to the protection of individuals with regards to the processing of Personal Data applicable to the Group including, without limitation, (i) the Data Protection Act 2018, (ii) the Privacy and the Electronic Communications (EC Directive) Regulations 2003 (iii) Regulation 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation) OJ L 119/1, 4.5.2016 (the "GDPR"), and (iv) all legislation enacted in the UK in respect of the protection of Personal Data and (b) any code of practice or guidance published by the UK Information Commissioner's Office (or equivalent regulatory body) from time to time;
"Data Room" means the documents and information contained in the electronic data room hosted by Merrill Data Rooms as "Project Mercury 2018" on 19 July 2018 at 11:00 a.m. and listed in the Data Room Index;
"Data Room Index" means the index, in the agreed form, of the documents and information contained in the Data Room;
"Deed of Release" means the deed of release in the agreed form from Barclays Bank plc;
"Default Rate" means interest at the rate of 2 per cent per annum over the base rate of Barclays Bank PLC from time to time in force;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

"Deferred Power of Attorney" means the power of attorney in the agreed form granted by the Company pursuant to the Articles in order to transfer the Shares held by the Deferred Sellers;
"Deferred Sellers" means [Omitted] and [Omitted], who hold only Deferred Shares;
"Deferred Seller Shares" means those shares in the capital of the Company set out in Schedule 1, Part 3, column (2) (The Sellers) against the name of the Deferred Sellers;
"Deferred Shares" means (i) the deferred shares of £0.0001724 and (ii) the deferred shares of £0.00722385, each in the capital of the Company;
"Disclosure Documents" means the documents listed in the Data Room Index and contained in the Data Room, copies of which are contained in electronic form on two identical USB sticks titled "Project Mercury – Disclosure Documents" (one held by or on behalf of the Warrantors and one held by or on behalf of the Buyer) immediately prior to execution of this Agreement;
"Disclosure Letter" means the letter in the agreed form of the same date as this Agreement from the Warrantors to the Buyer for the purpose of Clause 8.3 together with the Disclosure Documents;
"DP Regulator" means the UK Information Commissioner (or an equivalent regulator in each jurisdiction in which the Group Companies operates);
"Drag Notice" means the drag notice in the agreed form to be provided in accordance with the Articles (which shall constitute an "Exit Notice" as defined in, and for the purposes of, Article 16.2 of the Articles), and enclosed with the Circular;
"E Ordinary Shares" means the E ordinary shares of £0.0001724 each in the capital of the Company;
"Employee" means a director or officer (whether or not employed by a Group Company) or employee of each Group Company;
[***];
"Encumbrance" means any mortgage, charge, pledge, lien, option, right of pre-emption, retention of title, or any interest or equity of any person which has the effect of granting a security interest of any kind whatsoever (including any created by law), and, in addition, with respect to any Shares or other securities, includes any right or interest of any third party (such as an option, call or put right) that burdens such Shares or securities and all restrictions on transfer or sale (statutory, contractual or other) or any agreement, arrangement or obligation to create any of the same;
"ERISA" means the United States Employee Retirement Income Security Act of 1974, and the rules, regulations and forms promulgated thereunder.
"Facilities Agreement" means the facilities agreement between the Company and Barclays Bank plc dated 18 September 2013, and any amendment or restatement thereof,

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

and the letter of variation between the Company and Barclays Bank plc dated 5 December 2016;
"F Ordinary Shares" means the F ordinary shares of £0.0001724 each in the capital of the Company;
"Group" means the Company and its subsidiary undertakings, particulars of which are set out in Schedule 2, Part 2 (The Group) and "Group Company" means each member of the Group;
"HMRC" means HM Revenue and Customs;
"ICT Contracts" the contracts and arrangements relating exclusively to the licensing of the ICT Systems and the provision of computer maintenance and support, web site hosting, disaster recovery, facilities management and bureau and on-line services to the Group;
"ICT Systems" means the computer, communications, data processing, electronic and electronic control systems (whether digital or analogue), including the website, intranet and extranet files and connections, the computer-aided design and manufacturing equipment and the hardware and software components of all such systems;
"Indemnity for Lost Share Certificates" means the indemnities for lost share certificates to be provided by each Seller at Completion in the agreed form in the event that such Seller cannot provide the share certificates for the Shares at Completion;
"Index Funds" means Index Ventures Growth II (Jersey), L.P, Index Ventures Growth II Parallel Entrepreneur Fund (Jersey), L.P and Yucca (Jersey) SLP;
"Intellectual Property Rights" means all industrial and intellectual property rights including patents, registered and unregistered trademarks and service marks, trade, brand and business names, registered designs and unregistered design rights, copyright, data base rights, moral rights (including all such rights in computer software and databases, firmware and other digital material), domain names, all rights protecting confidential and proprietary knowledge and information, applications for any of the foregoing and the right to apply for or claim priority in respect of any of the foregoing anywhere in the world and all rights of protection of a similar nature to any of the foregoing or having equivalent effect anywhere in the world;
"Investment Agreements" means the following agreements:

(a)	the investment agreement dated 26 May 2010 relating to the Company and as amended from time to time;
(b)     the investment agreement dated 20 May 2011 relating to the Company and as     amended and restated on 12 September 2013; and
(c)     the supplemental investment agreement dated 19 June 2015 relating to the     Company and as amended from time to time;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

"Investment Agreement Deeds of Termination" means the deeds of termination relating to the Investment Agreements in the agreed form;
"IP Licences" means the licences, agreements, arrangements, authorisations and permissions relating to the use, enjoyment and exploitation:

(a)	by the Group of any Intellectual Property Rights at the date of this Agreement; and

(b)	by any third party of any Intellectual Property Rights used or exploited by the Group Companies;
"Key Seller Shares" means those shares in the capital of the Company set out in Schedule 1, Part 1, column (2) (The Sellers);
"Key Sellers' Representative" means Steve Rowley or any replacement nominated in accordance with Clause 16;
"Leakage" means any of the matters set out in Clause 5.2;
"Leases" has the meaning given to that term in Schedule 6, Part 6, paragraph 6 (Warranties);
"Legislation" includes (i) all Acts of Parliament, all applicable provisions of the Treaties constituting the European Community, the European Union and the European Economic Area and all orders and regulations made pursuant to such an Act or Treaty or otherwise having the force of law and (ii) any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, treaty rule, regulation, ruling or requirement, or order issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Competent Authority;
"Letters of Resignation" means the letters of resignation in the agreed form from the directors of the Company to the Company;
"Locked Box Accounts" means the unaudited consolidated statement of financial position of the Company as at the Locked Box Date and the unaudited consolidated statement of income of the Company for the twelve month period from the Accounts Date to the Locked Box Date including the notes relating to them;
"Locked Box Claims" means claims for breach of any of the Locked Box Warranties;
"Locked Box Date" means 31 March 2018;
"Locked Box Warranties" means the warranties, covenants and undertakings out in Clauses 5.1 and 5.2;
"Long Stop Date" means 28 August 2018 at midnight Los Angeles time;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

"Management Accounts" means the unaudited management accounts of the Group, comprising a balance sheet and a profit and loss account for the three months ended 30 June 2018;
"Material Contract" means a Contract to which any Group Company is a party or is bound (or the benefit of which is held in trust for or has been assigned to any Group Company) and which:

(a)	in respect of a customer contract or agreement currently involves an annual recurring consideration of more than [***] or any kind of consideration (recurring or non-recurring) of more than [***];

(b)
in respect of a supply or carrier contract or agreement currently involves an annual consideration of more than [***] (for carrier agreements, the annual consideration is measured by aggregating the annual value of the shipping cost for parcels carried by that carrier for Group Company customers) irrespective of its outstanding term or length of notice;

(c)	in respect of professional services currently involves an annual consideration of more than [***]; or

(d)	otherwise in respect of any other Contract that includes a right to receive or obligation to pay more than [***] per annum.
but shall not include any contract which is:

(i)	an ICT Contract or IP Licence;

(ii)	a contract of employment or a contract for services; or

(iii)	a contract relating to the ownership or occupation of the Properties.
"Minority Sellers" means those persons whose names and addresses are set out in Schedule 1, Part 2, column (1) (The Sellers);
"Minority Seller Shares" means those shares in the capital of the Company set out in Schedule 1, Part 2, column (2) (The Sellers) against the names of the Minority Sellers;
"Minority SPA" means the minority share sale and purchase agreement in the agreed form to be entered into between the Minority Sellers and the Buyer on Completion;
"Minutes of Board Meeting of the Company" means the minutes in the agreed form of the board meeting of the Company to be held prior to Completion;
"Option Exercise Price" means the aggregate price payable by a holder of Options to the Company in order to exercise those Options, as set out in Schedule 1, column (3) (The Sellers);
"Option Tax Liability" means the employee income tax and employee's national insurance contributions arising on the exercise of the Options, as set out in Schedule 1, column (4) (The Sellers);

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

"Options" means any option granted pursuant to (i) the MetaPack Limited EMI Option Scheme adopted on 2 September 2013 (as amended on 12 July 2014 and further amended on 4 January 2017), (ii) the International Share Option Plan adopted on 24 April 2018 and (iii) any stand-alone option agreement between the Company and any current or former employee pursuant to which any Seller is to acquire certain Shares to be sold by him pursuant to this Agreement or the Minority SPA (as appropriate);
"Ordinary Shares" means the ordinary shares of £0.0001724 each and the ordinary shares of £0.00722385 each in the capital of the Company;
"Oval Shareholders' Agreement" means the shareholders' agreement entered into between, among others, the Company and Oval (2280) Limited dated 1 September 2014;
"Pension Benefits" means any pension, allowance, lump sum or other similar benefit on death (excluding any benefit payable under the Metapack Limited Group Life Assurance policy), disability, retirement or termination of employment (whether voluntary or not), including benefits under any "employee pension benefit plan" as defined in Section 3(2) of ERISA (whether or not such plan is subject to ERISA), for the benefit of any of the Employees, former Employees or, in each case, any of their respective dependents;
"Pension Schemes" means the pension schemes, copies of which are in folder 7.5 of the Data Room including the UK Pension Schemes;
"Permitted Leakage" means any of the matters set out in Schedule 3 (Permitted Leakage);
"Personal Data" has the same meaning as the term "personal data" under applicable Data Protection Legislation;
"Press Release" means the press release relating to the sale and purchase of the Company in the agreed form;
"Properties" means the leasehold properties set out in Schedule 8 (The Properties) and includes any part of or any interest in them;
"Purchase Price" has the meaning given to that term in Clause 3.1 and which shall be £171,190,725 should the Completion Date be 15 August 2018;
"Relevant Proportions" means the proportions set out in Schedule 1, Part 1, column 9 (The Key Sellers);
"Relief" means any exemption, relief, allowance, loss, set-off, deduction in computing income, profits or gains or credit granted by or pursuant to a Tax Statute or otherwise and any right to repayment of Tax or any repayment supplement;
"Seller Completion Document" has the meaning given to that term in Clause 8.1(a);
"Seller Solicitors" means Mayer Brown International LLP of 201 Bishopsgate, London EC2M 3AF;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

"Sellers" means the Key Sellers, the Minority Sellers and the Deferred Sellers;
"Sellers Group" means the Sellers and any of their Affiliates;
"Sellers' Proportions" means the proportions set out in Schedule 1, column 8 (The Sellers);
"Sellers' Solicitors Account" means the bank account of the Seller Solicitors at The Royal Bank of Scotland [Omitted];
"Senior Employee" means any person employed or engaged as of the date of this Agreement by any Group Company who is a corporate officer or local management level equivalent of any Group Company or otherwise has a base salary in excess of [***] per annum (or equivalent amount in local currency) for persons employed or engaged in the United Kingdom or any other location other than the United States or in excess of [***] for persons employed or engaged in the United States of America;
"Settlement Payment" means the payment payable to [Omitted] in the amount of [Omitted];
"Share Option Plan" means any share option plan of the Company or share option agreement entered into by the Company;
"Shares" means the Key Seller Shares, the Minority Seller Shares, the Deferred Seller Shares and the Called Shares;
"Tax" or "Taxation" means all forms of taxation and statutory, governmental, supra governmental, state, local governmental or municipal impositions, duties, contributions, deductions, withholdings and levies whether of the United Kingdom or elsewhere in the nature of tax;
"Tax Authority" means any Tax or other authority, body or person (whether inside or outside the United Kingdom) competent to impose any liability to Tax;
"Tax Covenant" means the covenants given by the Warrantors in favour of the Buyer on the terms set out in Schedule 10 of this Agreement;
"Tax Covenant Claim" means a claim by the Buyer under the Tax Covenant;
"Tax Statute" means all legislation, directives, orders and regulations in force or coming into force from time to time providing for or imposing Tax;
"Tax Warranties" means the warranties set out in Part 7 of Schedule 6;
"Tax Warranty Claim" means a claim by the Buyer for a breach of any of the Tax Warranties;
"Ticker Amount" means the amount equal to (x) the Base Purchase Price multiplied by (y) the Ticker Rate;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

"Ticker Rate" means the product of (x) a fraction where the numerator is the number of days that elapse, if any, between the date of this Agreement and the Completion Date and the denominator is 365, multiplied by (y) [***];
"TIOPA 2010" means the UK Taxation (International and Other Provisions) Act 2010;
"Title and Capacity Warranties" means the warranties set out in Clause 8.1;
"Transaction Documents" means this Agreement and any other documents referred to herein as agreed form documents;
"UK Pension Schemes" means the MetaPack Group Pension Plan with Aviva, details of which are set out in document 7.5.1 of the Data Room and an individual personal Pension Plan for one employee which is also with Aviva;
"VAT" means any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and any Tax similar to that Tax imposed in addition to or in substitution for it at the rates from time to time imposed;
"VATA" means the UK Value Added Tax Act 1994;
"W&I Exclusions" means any breach of the Warranties, the Tax Covenant or other term of this Agreement that the W&I Insurance Policy excludes from coverage by its terms;
"W&I Insurance Policy" means the warranty and indemnity insurance policy to be entered into on or around the date hereof between the Buyer and AIG Europe Limited relating to the Warranties and the Tax Covenant;
"Warranties" means the Business Warranties, including the Tax Warranties;
"Warrantors" means Steve Rowley, Patrick Wall, Christine Mullin, Bruce Fair and Tom Forbes;
"Warranty Claim" means a claim relating to a breach of the Warranties; and
"Worker" means a person who personally performs work for a Group Company but who is not an Employee or in business on their own account or in a client/customer relationship.

1.2	Interpretation
In this Agreement, unless the context otherwise requires:

(a)	a reference to a statute, statutory provision or EC Directive includes a reference to:

(i)	that statute, provision or EC Directive as amended, re-enacted, replaced or modified on or after the date of this Agreement; and

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

(ii)	any order, statutory instrument, regulation or other subordinate legislation made from time to time under the relevant statute or EC Directive;

(b)
a reference to a document "in the agreed form" is a reference to the form of that document signed or initialled for identification purposes by or on behalf of the Key Sellers' Representative and the Buyer;

(c)	a reference to "to the extent that" means "to the degree that" and not "if";

(d)	any phrase introduced by the terms "including" or "in particular", or any cognate expression, shall be construed as illustrative and not limiting of any preceding words;

(e)	a reference to "a party" is a reference to a party to this Agreement;

(f)
a reference to a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement; a reference to a paragraph (unless otherwise stated) is a reference to a paragraph of the Schedule in which the reference appears; and a reference to this Agreement includes a reference to each Schedule;

(g)	the clause and paragraph headings and the table of contents used in this Agreement are inserted for ease of reference only and shall not affect construction;

(h)	references to times of the day are to that time in London and references to a day are to a period of 24 hours running from midnight;

(i)
references to any English legal term or legal concept shall in respect of any jurisdiction other than England be deemed to include that which most approximates in that jurisdiction to such English legal term or legal concept;

(j)
references to persons shall mean individuals and bodies corporate and other entities, unincorporated associations and partnerships and trusts, in each case whether or not having a separate legal personality;

(k)
save where the context specifically requires otherwise, words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof;

(l)	references to "subsidiaries", "holding companies", "parent undertakings" and "subsidiary undertakings" have the respective meanings given to such terms in part 38 of the Companies Act 2006; and

(m)
all warranties, indemnities, covenants, agreements and obligations given or entered into by more than one person contained in this Agreement are given or entered into severally on the part of such parties and shall be construed and take effect as several warranties, indemnities, covenants, agreements and obligations only and, in respect of a breach of the obligations of all of the Key Sellers (other

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

than personal obligations related to competition and confidentiality), each Key Seller shall be liable only for his Relevant Proportion of the aggregate amount of all claims which may be brought by the Buyer against the Key Sellers in respect of such breach.

2.	AGREEMENT TO SELL AND PURCHASE

2.1
Each of the Key Sellers shall sell the number and classes of Key Seller Shares set opposite its name in Schedule 1, Part 1, column (2) (The Sellers) with full title guarantee and the Buyer shall buy such Shares on the terms and subject to the conditions of this Agreement.

2.2	The Shares shall be sold free from all Encumbrances and with all rights attaching to them at Completion.

2.3
None of the parties shall be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all of the Shares is completed simultaneously in accordance with this Agreement, the Minority SPA and, if applicable, the Articles and the Drag Notice.

2.4
Each of the Sellers unconditionally and irrevocably waives all rights and restrictions (including all rights of pre-emption) which may exist for its benefit under the Articles, the Investment Agreements or otherwise in respect of the Shares to be sold by it or any other Seller under this Agreement, the Minority SPA or pursuant to the Articles and the Drag Notice.

2.5
The parties agree that this Agreement (including, for the avoidance of doubt, the obligation of the Buyer in paragraph 4 of Schedule 5 to deliver to the Key Sellers a copy of the Minority SPA duly executed by the Buyer) constitutes an "Approved Offer" for the purposes of Article 16 of the Articles.

2.6
Except for payment in the usual course (and in accordance with their terms of employment and current policies of the Group) of any expenses properly incurred by any Key Seller on behalf of the Company or remuneration accrued up to and including the date of this Agreement, each Key Seller hereby acknowledges and confirms that:

(a)
he has no claim or right of action or right of action of any kind, arising in any capacity or in any jurisdiction, against the Group Companies or any of their officers or employees or any other shareholder of the Group; and

(b)
to the extent that any such claim or right of action referred to in Clause 2.6(a) exists or may exist, whether in law or in equity and whether or not presently known to any party or to the law, each Key Seller hereby irrevocably waives such claim and releases and forever discharges the Group Companies, their officers and employees and any other shareholder of the Group from all and any liability in respect of it.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

3.	CONSIDERATION

3.1
The aggregate purchase price for all of the Shares shall be the total of £170,947,195 (the "Base Purchase Price") plus the Ticker Amount which total amount (the "Purchase Price") shall be satisfied by the payment by or on behalf of the Buyer:

(a)	to the Key Sellers in the form of an amount in cash pursuant to Clause 7.4(d);

(b)
to the Minority Sellers (other than any Minority Sellers where Article 16.7 of the Articles applies) in the form of an amount in cash equal to the aggregate amount set opposite such Minority Sellers' respective names in Schedule 1, Part 2, column (7);

(c)
to the Company, to be held on trust for any Minority Sellers to whom Article 16.7 of the Articles applies, in the form of an amount in cash equal to the aggregate amount set opposite such Minority Sellers' respective names in Schedule 1, Part 2, column (7); and

(d)
to the Company, to be held on trust for the Deferred Sellers, in the form of an amount in cash equal to the aggregate amount set opposite such Deferred Sellers' respective names in Schedule 1, Part 3, column (7).

3.2
If Completion takes place after 15 August 2018, the amount equal to the difference between the Ticker Amount as at 15 August 2018 and the Ticker Amount as at the Completion Date, will be paid to the Sellers in cash in the Sellers' Proportions and in accordance with Clause 3.1.

3.3	Each Key Seller who will acquire any of his Shares by exercising an Option hereby:

(a)	acknowledges that an amount equal to the Option Exercise Price and the Option Tax Liability will be deducted from the amount payable to him when calculating his proportion of the Purchase Price;

(b)	instructs the Buyer to pay the Option Exercise Price to the Company on his behalf on Completion in satisfaction of his obligation to pay the same;

(c)	instructs the Buyer to pay the Option Tax Liability to the Company on his behalf and procure that the Company account for it to HMRC or if different the relevant Tax Authority; and

(d)
agrees that if the income tax and employee's national insurance contributions (together with any employer social security contributions where the recovery of those contributions from the relevant Seller is both lawful and provided for in the terms of the relevant Option) arising on the exercise of any Options by him exceeds the Option Tax Liability paid by the Buyer to the Company on behalf of him pursuant to Clause 3.3(c) above, he will pay the Company an amount equal to any shortfall within 10 Business Days of receipt of any demand from the Company.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

3.4	Each Key Seller who holds C2 Ordinary Shares hereby:

(a)	acknowledges that an amount equal to the C2 Subscription Price and the C2 Tax Liability will be deducted from the amount payable to him when calculating his proportion of the Purchase Price;

(b)	instructs the Buyer to pay the C2 Subscription Price to the Company on Completion on his behalf in order to satisfy his obligation to pay the unpaid amounts on the C2 Ordinary Shares;

(c)	instructs the Buyer to pay the C2 Tax Liability to the Company on his behalf and procure that the Company account for it to HMRC or if different the relevant Tax Authority; and

(d)
agrees that if the income tax and employee's national insurance contributions arising in relation to any C2 Ordinary Shares held by him exceeds the C2 Tax Liability paid by the Buyer to the Company on behalf of him pursuant to Clause 3.4(c) above, he will pay the Company an amount equal to any shortfall within 10 Business Days of receipt of any demand from the Company.

3.5
If any payment is made by a Seller to the Buyer pursuant to a claim made by the Buyer for any breach of this Agreement or the Minority SPA or otherwise pursuant to this Agreement or the Minority SPA, the aggregate consideration paid for the Shares shall be deemed to have been reduced for Tax purposes by the amount of that payment.

4.	CONDUCT BETWEEN EXCHANGE AND COMPLETION

4.1
The Company undertakes that it shall and each Key Seller severally undertakes that he shall procure (to the extent able to do so using his reasonable endeavours) that between the date of this Agreement and Completion, save with the prior written consent of the Buyer (including by email notification received from Jeff Carberry, Ken McBride and/or Matt Lipson only), each of the Group Companies shall comply with Schedule 4, Part 1 (Acts requiring Buyer's consent).

4.2
The Company undertakes that it shall and each Key Seller severally undertakes that he shall (to the extent able to do so using his reasonable endeavours) procure that between the date of this Agreement and Completion, save with the prior written consent of the Buyer (including by email notification received from Jeff Carberry, Ken McBride and/or Matt Lipson only), comply with Schedule 4, Part 2 (Preservation of the business).

4.3
Each Key Seller severally undertakes that he shall (to the extent able to do so using his reasonable endeavours) procure that each of the Minority Sellers shall execute the Minority SPA prior to Completion. Without prejudice to any other provisions of this Agreement, the Key Sellers shall procure that the Key Sellers' Representative shall issue the Drag Notice, on behalf of the Majority Sellers, to each of the Minority Sellers as soon as reasonably practicable after the date of this Agreement and, in any event, at least five Business Days prior to the Completion Date.

4.4    The Buyer hereby agrees to respond to a written request (which expressly states that it     is a written request for the Buyer's consent in accordance with Clause 4.1 or 4.2, and

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

which is accompanied by all such information and documentation as is reasonably     required and necessary for the Buyer to make a reasonably informed and accurate     assessment of the matter for which consent is sought) received from the Key Sellers'     Representative (including by email notification) as soon as reasonably practicable and     in any event within 5 Business Days of receipt of such request and if no response is     received from the Buyer within those 5 Business Days, then consent will     automatically be deemed to have been given in respect of such matter.
4.5    The restrictions in Schedule 4 shall not apply and no breach of Clause 4.1 shall have     occurred if the relevant action or omission:

(a)	is expressly required by the terms of this Agreement or any other Transaction Document;

(b)	is undertaken to ensure the compliance of the Group with applicable law and/or regulation (and provided that the Buyer is notified as soon as reasonably practicable); or

(c)
is in relation to any arrangement existing as of the date of this Agreement, is immaterial in the context of the Business and is undertaken in the ordinary course of business and which has not to date required the approval of the directors of the Company.

5.	LOCKED BOX

5.1
Each Key Seller severally undertakes to the Buyer that between the Locked Box Date and the Completion Date (both dates inclusive) the only payments of any kind received by such Seller, any Minority Seller, any Deferred Seller or any of their connected persons from any Group Company have been payments comprising Permitted Leakage.

5.2
Each Key Seller covenants and undertakes to the Buyer that in the period from (and including) the Locked Box Date up to (and including) the Completion Date (save to the extent comprising Permitted Leakage):

(a)
no dividend, distribution or other return of capital (whether by reduction of capital, purchase of shares or otherwise) has been or will be declared, authorised, paid or made (whether actual or deemed) by any Group Company to or for the benefit of the Seller, any Minority Seller, any Deferred Seller or any of their connected persons;

(b)
no payments, loans or financial benefits have been or will be made by or on behalf of a Group Company to or for the benefit of the Seller, any Minority Seller, any Deferred Seller or any of their connected persons;

(c)
no management, monitoring or other shareholder or directors' fees or bonuses or any Employee transaction or retention fees or bonuses, or payments of a similar nature have been paid or will be paid by or on behalf of a Group Company to or for the benefit of a Seller, any Minority Seller, any Deferred Seller or any of their connected persons;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

(d)
no share or loan capital (or any interest therein) of any Group Company has been or will be redeemed by or repurchased from or repaid to or for the benefit of the Seller, any Minority Seller, any Deferred Seller or any of their connected persons;

(e)
no amounts, liabilities or obligations owed to or for the benefit of a Group Company by the Seller, any Minority Seller, any Deferred Seller or any of their connected persons have been or will be waived, released or forgiven;

(f)
no assets, rights or other interests have been or will be sold, disposed of, transferred or surrendered by a Group Company to the Seller, any Minority Seller, any Deferred Seller or any of their connected persons;

(g)
no liabilities have been or will be assumed, discharged, incurred, guaranteed, indemnified, waived or released by a Group Company for the benefit of the Seller, any Minority Seller, any Deferred Seller or any of their connected persons;

(h)
no Encumbrance has been or will be granted, created or allowed to arise over any of the assets or rights of any Group Company in favour of or for the benefit of the Seller, any Minority Seller, any Deferred Seller or any of their connected persons;

(i)
no Group Company has amended or will amend the terms of its borrowing or indebtedness in the nature of borrowing owed by it to the Seller, any Minority Seller, any Deferred Seller or any of their connected persons; and

(j)
neither the Seller, any Minority Seller, any Deferred Seller nor any of their connected persons has agreed or committed to do, or will agree or commit to do, any of the things set out in Clauses 5.2(a)  to (i) (inclusive) above.

5.3	Each Key Seller undertakes to the Buyer to notify the Buyer in writing promptly after becoming aware of any breach of Clause 5.1 or 5.2 including the reasonable details thereof.

5.4
Each Key Seller severally undertakes to the Buyer, in the event of any breach of the covenant set out in Clause 5.1 or Clause 5.2 by that Seller, to pay to the Buyer on demand an amount in cash equal to (i) the amount of any payment, benefit or other item received by it or any of its connected persons, and (ii) the amount of any payment, benefit or other item received by any Minority Seller, any Deferred Seller or any of its connected persons multiplied by such Key Seller's Relevant Proportion, in breach of Clause 5.1 or Clause 5.2 together in each case with any liability to Tax suffered by any Group Company (and any associated Tax cost due by a Group Company) in connection with providing such payment, benefit or other item together with an amount equal to the reasonable professional fees, costs and expenses incurred by the Buyer in recovering such sums from the Key Sellers.

5.5
No Seller shall be liable to make a payment under Clause 5.2 or 5.4 unless the Buyer has notified the Key Seller in writing of the breach of the relevant Locked Box Warranties, on or before the date falling nine months after Completion.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

5.6	Such notification referred to in Clause 5.5 above shall set out in reasonable detail the nature of the breach and, if practicable, the amount claimed, in each case to the extent known by the Buyer.

5.7	Nothing in this Clause 5 shall have the effect of limiting, restricting or excluding any liability arising as a result of any fraud or fraudulent misrepresentation.

6.	CONDITION TO COMPLETION

6.1	Completion shall be conditional on the delivery by the Key Sellers of the 2018 Accounts to the Buyer, unless waived by the Buyer in writing, and:

(a)	the Key Sellers shall use reasonable endeavours to procure the delivery of the 2018 Accounts to the Buyer as soon as possible after the date of this Agreement; and

(b)
the Buyer shall not unreasonably withhold any consent required under Schedule 4, Part 1 (Acts requiring Buyer's consent) which consent has been requested in accordance with this Agreement, or deliberately take any action with the intention of, frustrating the Key Sellers from delivering the 2018 Accounts.

6.2
If the obligation of the Key Sellers to deliver the 2018 Accounts to the Buyer is not satisfied or waived on or before the Long Stop Date (as may have been postponed in accordance with Clause 6.4), then the Agreement shall terminate with immediate effect upon delivery of written notice by the Buyer or the Key Sellers' Representative to the other of them provided, that this right to terminate shall not be available if the failure of the party so requesting termination to fulfill its respective obligations under Clause 6.1(a) or Clause 6.1(b) (for clarity, with respect to Clause 6.1(a), the "respective obligations" means those obligations of the Key Sellers under such Clause), shall have been the cause of the condition in the forepart of Clause 6.1(a) to fail to be satisfied on or prior to the Long Stop Date.

6.3
If this Agreement is terminated in accordance with Clause 6.2, this Agreement shall thereafter become void and have no effect, and no party (or any current, former or future members of its group or any of its or their representatives) shall have any liability in respect of such termination, except for each party's accrued rights, obligations and liabilities as at the date of termination, including the obligations of the parties contained in Clauses 14 (other than 14.2), 18 and 20 which shall survive such termination.

6.4
The Long Stop Date may be adjusted only as follows: The Buyer's written consent to a written request by the Key Sellers' Representative, or the Key Sellers' Representative's written consent to a written request by the Buyer, in either case made before the otherwise applicable Long Stop Date, or multiple such requests, to extend the Long Stop Date by fifteen (15) day increments (each ending at midnight Los Angeles time of the applicable day), which shall not be unreasonably withheld, conditioned or delayed, provided, however, that in no event will the Long Stop Date be extended beyond 30 October 2018 at midnight Los Angeles time without the written consent of both the Buyer and the Key Sellers' Representative in their respective sole and absolute discretion. In connection with any extension to the Long Stop Date agreed to pursuant to this Clause 6.4, the Buyer and the Key Sellers' Representative shall in good faith reasonably cooperate to promptly

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

update Schedule 1 solely to reflect adjustments related to additional vesting of C Ordinary Shares and C1 Ordinary Shares through any extended Long Stop Date. Any update to such Schedule shall be signed by the Buyer and the Key Sellers' Representative and shall thereupon be deemed an amendment to this Agreement.

7.	COMPLETION

7.1
Completion of the sale and purchase of the Shares shall take place at the offices of the Sellers' Solicitors on the Completion Date. All parties shall reasonably cooperate with each other, and take all reasonable efforts, not in conflict with this Agreement, to cause the Completion to occur as contemplated hereby.

7.2
The Warrantors shall on Completion undertake, or procure to be undertaken, the matters specified in Schedule 5, paragraphs 1 and 2 (Obligations on Completion) (in so far as they have not already been completed).

7.3	Each Key Seller shall deliver to the Buyer the documents specified in Schedule 5, paragraph 3 (Obligations on Completion).

7.4	The Buyer shall on Completion:

(a)	procure the repayment of £10,000,000 being the principal amount outstanding under the Facilities Agreement as well as any accrued interest to Barclays Bank plc;

(b)	procure the payment of [***] being the total amount of the Settlement Payment due to the payee thereof;

(c)	procure the payment of an aggregate amount of [***] for all fees, commissions and expenses due to certain advisers of the Company as set forth in Schedule 3, item 2;

(d)	procure the payment to each of the Key Sellers of the amount set opposite his name in Schedule 1, Part 1, column (7) by wire transfer to the Sellers' Solicitors Account; and

(e)	procure the payments to the Company required by Clauses 3.3(b) and (c) and Clause 3.4 (b) and (c).

7.5
The receipt of the Sellers' Solicitors of the portion of the Consideration payable by or on behalf of the Buyer in accordance with Clauses 3.1 (a) and (b) shall be a sufficient discharge to the Buyer and the Buyer shall have no obligation to see that that sum is applied in any particular way or allocated among the Sellers in any particular manner.

7.6
The Buyer shall bear the cost of the UK stamp duty and any stamp duty reserve tax arising in respect of the transfer of the Shares and shall be responsible for arranging the payment of any such stamp duty or stamp duty reserve tax.

7.7	The Buyer shall not be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all of the Shares from the Sellers to the Buyer under this

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

Agreement, under the Minority SPA and under the Articles and the Drag Notice is completed simultaneously.

7.8	The provisions of Schedule 10 shall have effect from Completion.

7.9
Each Key Seller hereby appoints the Buyer as his attorney in his name and on his behalf and by his act and deed or otherwise, for the period (the "Period") from the Completion Date to the date on which the Shares are registered in the name of the Buyer, to vote at meetings of the shareholders of the Company or any meetings of any class or part thereof and to execute any form or form of acceptance and such other documents as may be necessary in connection with any resolutions put to shareholders of the Company (or any class or part thereof) including any written resolutions, consents or proxy forms and to make any amendments thereto which the Buyer may in its absolute discretion deem to be necessary or desirable, on the basis that this appointment shall be on an unconditional and irrevocable basis for the Period (and thereafter shall immediately terminate). Each Key Seller hereby undertakes to ratify and confirm whatever the Buyer shall, in his name or on his behalf, do or purport to do by virtue or in pursuance of the power of attorney in this Agreement.

7.10	[***]

8.	WARRANTIES

8.1	Each Key Seller severally warrants to the Buyer in respect of itself only that, subject to the provisions of Schedule 7 (Limitations on Liability):

(a)
as at the date of this Agreement and at Completion, it has the requisite power and authority (and, if a natural person, legal capacity) to enter into, and to perform its obligations under, this Agreement and the Transaction Documents which are to be entered into by it (each a "Seller Completion Document");

(b)
as at the date of this Agreement and at Completion, it has obtained or satisfied all corporate, regulatory and other approvals, or any other conditions, necessary to execute and perform its obligations under each of the Seller Completion Documents;

(c)
as at the date of this Agreement and at Completion, each of the Seller Completion Documents constitutes or will, when executed by the relevant person, constitute legal, valid and binding obligations of it in accordance with their respective terms; and

(d)
as at Completion, it is the sole legal and beneficial owner of and is entitled to sell and transfer those Shares listed opposite its name in Schedule 1, Part 1 to the Buyer free from Encumbrances and with all rights attaching thereto at Completion.

8.2
Each of the Warrantors hereby severally warrants to the Buyer and the Guarantor in the terms of the Warranties which shall be given as at the date of this Agreement, and shall be subject to the provisions of Schedule 7 (Limitations on Liability).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

8.3
The Warranties are given subject to matters fairly disclosed in the Disclosure Letter and the Buyer shall accordingly have no claim in respect of any of the Warranties to the extent that such matter is so disclosed in respect of such Warranties. A matter shall be regarded for this purpose as fairly disclosed in the Disclosure Letter only if it is disclosed in the Disclosure Letter or the Disclosure Documents in either case, in such manner and detail to enable a reasonable buyer to make a reasonable assessment of the matter concerned.

8.4
In addition to anything else provided herein, no party shall be liable in respect of any representations, warranties, covenants, agreements, undertakings or other obligations (express, implied, statutory or otherwise) which are made or assumed or deemed to have been made or assumed by him or it in relation to or in connection with the subject matter hereof except for those contained and given or assumed by him or it in this Agreement or any Transaction Documents and each party hereby confirms to the others that neither he nor it has entered into this Agreement or otherwise assumed any other obligations in connection therewith in reliance on any such representation, warranty, covenant, agreement, undertaking or other obligation which is not contained or given or assumed in this Agreement or in a Transaction Document.

8.5
Without limiting Clause 8.4, the Buyer, the Guarantor and Sellers each acknowledge and confirm that they have not entered into this Agreement in reliance on any representation or warranty of any kind whatsoever other than those set out in this Agreement or in the Transaction Documents and each acknowledges that it shall not be entitled to, and each undertakes that it will not, bring any claims under or in connection with this Agreement in relation to any other statement or information provided by any Group Company or Buyer Group or any of their respective directors, officers, partners or employees or any of the Warrantors.

8.6	Nothing in this Agreement shall have the effect of limiting or restricting any liability of a party arising as a result of his own fraud or fraudulent misrepresentation.

8.7
The provisions of this Clause 8 shall remain in force and be fully applicable in all circumstances and in particular shall not be discharged by any breach of the Warranties whatever its nature or consequence.

8.8
Where any Business Warranty is qualified by the words "so far as the Warrantors are aware" or other words to similar effect, such words shall be deemed to refer to the Warrantor's actual awareness at the date of this Agreement, having made reasonable enquiries (including of the other Warrantors).

8.9
The rights and remedies of the Buyer or Guarantor in respect of any breach of the Warranties shall not be prejudicially affected by the fact that the Minority Seller Shares are sold to the Buyer under the terms of the Minority SPA, and / or the Articles and the Drag Notice.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

9.	RESTRICTIVE COVENANTS

9.1
[***] covenants with the Buyer that he shall not directly or indirectly for a period of [***] months from Completion and [***] covenants with the Buyer that he shall not directly or indirectly for a period of [***] months from Completion:

(a)
be engaged, concerned or interested in carrying on any Competing Business, whether as an owner, joint venturer, investor, advisor, consultant, supplier, customer, officer, director or employee or otherwise, within any territory in which the Business was carried on at the Completion Date or at any time during the period of [***] months ending on the Completion Date (which, for avoidance of doubt, shall mean the following territories: the [***]);

(b)	approach, canvass or solicit the custom of any Customer or use his knowledge of or influence over any Customer for the benefit of any person carrying on a Competing Business;

(c)	to the detriment of the Business seek to contract with or engage any person who has been contracted with or engaged to supply products or services to any Group Company;

(d)
approach, canvass, solicit, engage or employ any person who at any time during the period of [***] months ending on the Completion Date was an Employee or full-time Worker or consultant of any Group Company.

9.2	Nothing in this Clause 9 shall prohibit [***] or [***] from:

(a)
holding shares quoted or dealt in on a recognised investment exchange (as defined in the Financial Services and Markets Act 2000) as long as not more than five per cent of the shares of any class or any particular company (other than the Buyer) is so held; or

(b)	performing his obligations as a contractor of any Group Company or any other member of the Buyer Group.

10.	BUYER'S WARRANTIES

10.1	The Buyer warrants to the Key Sellers that as at the date of this Agreement:

(a)
it has the requisite power and authority to enter into, and to perform its obligations under, this Agreement and the Transaction Documents which are to be entered into by it (each a "Buyer's Completion Document");

(b)
it has obtained or satisfied all corporate, regulatory and other approvals, or any other conditions, necessary to execute and perform its obligations under each of its Buyer's Completion Documents; and

(c)	each of the Buyer's Completion Documents will, when executed by the Buyer, constitute legal, valid and binding obligations of it in accordance with their respective terms.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

10.2	The Buyer is acting as principal and not as agent or for or on behalf of any other person.

11.	POST COMPLETION OBLIGATIONS
The Buyer shall procure that:

(a)
each Group Company shall preserve (to the extent practicable) until the sixth anniversary of Completion all books, records and documents which are at Completion in its possession or under its control insofar as they record matters occurring on or before Completion; and

(b)
until the sixth anniversary of Completion, upon delivery of a confidentiality undertaking reasonably satisfactory to the Buyer, the Key Sellers and their professional advisers shall be allowed to inspect and, at the Key Sellers' sole expense, take copies of only such books, records and documents referred to in (a) above in relation to matters recorded therein which occurred on or before Completion (redacted as necessary), and only to the extent necessary for such Seller to prepare its own Tax filings, regulatory filings or satisfy its legal or regulatory obligations, at all reasonable times upon the Key Sellers giving reasonable notice of such requirement to the relevant Group Company; Buyer may provide all of the above through virtual access, online data rooms or other reasonable means to minimise disruption of the business of the Group Companies.

12.	GROUP INSURANCE
The Buyer shall not take any action to terminate any existing D&O insurance policy in place as at Completion.

13.	W&I INSURANCE POLICY

13.1	On or prior to the date of this Agreement, the Buyer shall:

(a)	enter into the W&I Insurance Policy; and

(b)	provide the Warrantors with a certified copy of the W&I Insurance Policy.

13.2	[***]

13.3	The Warrantors' aggregate liability for all Warranty Claims and Tax Covenant Claims (including liability for interest and costs in relation thereto) shall be capped in accordance with Schedule 7.

13.4
The Buyer will not permit any amendment to the W&I Insurance Policy and shall ensure that the insurer waives all rights of subrogation against the Sellers or the Warrantors except relating to fraud and fraudulent misrepresentation.

14.	CONFIDENTIALITY

14.1	Subject to Clause 14.3, each party shall treat the following information as confidential to the extent obtained as a result of or in connection with entering into this Agreement:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

(a)	details of the provisions of this Agreement and any agreement or arrangement entered into in connection with this Agreement;

(b)	information relating to the negotiations leading to the execution of this Agreement and any agreement or arrangement entered into in connection with this Agreement;

(c)	information relating to any of the Sellers; and

(d)	information relating to the Buyer.

14.2
The Key Sellers and the Company undertake to the Buyer, that they shall not disclose to any person any Confidential Information nor shall they use any Confidential Information for their own benefit or purposes.

14.3	Any party may disclose information otherwise required by Clause 14.1 (the "Non-Disclosable Information") and Clause 14.2 to be treated as confidential:

(a)	if and to the extent required by the laws of any relevant jurisdiction or the requirement of any Competent Authority;

(b)
if and to the extent requested by any competent regulatory or governmental body, Tax Authority or securities exchange in any relevant jurisdiction, wherever situated, whether or not the request has the force of law;

(c)	to its officers, employees, professional advisers, auditors or bankers from time to time;

(d)	where the relevant party is the Buyer, to Members of the Buyer Group and to its and their professional advisers, auditors or bankers in each case from time to time;

(e)	where the relevant party is a Seller, to members of the Sellers' Group (if applicable) and to its and their professional advisers, auditors or bankers in each case from time to time;

(f)	where the relevant party is an Index Fund, to any investors in such fund, the general partner, investment manager or investment advisor of such fund or any Affiliate thereof;

(g)	if and to the extent the information is or comes into the public domain through no fault of that party; or

(h)	if and to the extent the Buyer or the Key Sellers' Representative (as appropriate) has given prior written consent to the disclosure.
Each party shall ensure that any person to whom Confidential Information is disclosed pursuant to Clause 14.3(c) to (e) is made aware of the obligations of confidentiality contained in this Clause and complies with this Clause 14 as if binding on it directly.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

14.4	Notwithstanding any provision of this Agreement, the Buyer, and each Member of the Buyers Group from time to time, may:

(a)
disclose any or all of the Non-Disclosable Information to any of its lenders or potential lenders and any of their professional advisers who are providing advice in relation to the financing of any of the Group Companies and/or any Member of the Buyer Group;

(b)	file a public copy of this Agreement with the United States Securities and Exchange Commission as part of its routine disclosure requirements; and

(c)	after Completion, may disclose Confidential Information in its sole discretion, subject to compliance with any applicable laws.

15.	GUARANTEE OF BUYER'S OBLIGATIONS

15.1	In consideration of the Key Sellers entering into this Agreement, the Guarantor irrevocably and unconditionally:

(a)
guarantees to the Key Sellers the due and punctual performance and discharge by the Buyer of all its obligations and liabilities (including without limitation the obligation to pay money) under this Agreement and all other Seller Completion Documents (together, the "Guaranteed Obligations") and agrees, if the Buyer is in default of any of the Guaranteed Obligations, to pay on demand from time to time each sum which the Buyer is liable to pay under this Agreement and the other Buyer's Completion Documents;

(b)
agrees, as an additional and independent obligation, that if any of the Guaranteed Obligations are not recoverable from the Guarantor under the guarantee in Clause 15.1(a) for any reason the Guarantor will be liable to the Sellers as a principal debtor by way of indemnity for the same amount as that for which it would have been liable had those Guaranteed Obligations been recoverable under Clause 15.1(a) and further agrees to discharge that liability on demand from time to time; and

(c)
undertakes to indemnify each Key Seller on demand against any cost, loss or liability suffered by that Key Seller if any obligation guaranteed by the Guarantor under this Clause 15.1 is or becomes unenforceable, invalid or illegal; and the amount of the cost, loss or liability shall be equal to the amount that the Key Seller would otherwise have been entitled to recover.

15.2	This Guarantee shall be a continuing security until the performance and discharge in full of the Guaranteed Obligations.

15.3	The Guarantor's obligations to the Sellers shall not be reduced, discharged, impaired or adversely affected by reason of:

(a)	any time, indulgence, waiver or other concession which the Sellers may grant to the Buyer or any other person;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

(b)	the insolvency, incapacity or lack of authority of the Buyer;

(c)	any termination, amendment, variation, release, novation or supplement of or to this Agreement, any other Buyer's Completion Documents or the terms of any of the Guaranteed Obligations;

(d)
any variation, extension, discharge or compromise of any right or remedy which the Sellers may now or hereafter have from or against the Buyer and any other person in respect of any of the obligations and liabilities of the Buyer and any other person under and in respect of this Agreement and/or the other Buyer's Completion Documents;

(e)
any act or omission by the Sellers or any other person in perfecting or enforcing any security, guarantee, assurance against loss or indemnity present or future from or against the Buyer and any other person or any such security, guarantee, assurance against loss or indemnity being defective, void or unenforceable;

(f)	any claim or enforcement of payment from the Buyer and any other person;

(g)	any defect, irregularity, unenforceability, invalidity, illegality, frustration or discharge by operation of law of any of the obligations of the Sellers;

(h)	any change of control of the Buyer or the occurrence of any circumstance affecting the liability of the Buyer to discharge any Guaranteed Obligations;

(i)
any security given or payment made to the Sellers by the Buyer or any other person being avoided or reduced under any law (whether English or foreign) relating to bankruptcy, liquidation or analogous circumstances in force from time to time;

(j)	any change in the Buyer's or the Guarantor's constitution or any statutory or other compromise or arrangement with creditors affecting the Buyer; or

(k)	any act or omission which would not have discharged or affected the obligations of the Guarantor had it been a principal debtor instead of a guarantor.

15.4	The obligations and liabilities expressed to be undertaken by the Guarantor under this guarantee are those of primary obligor and not merely as a surety.

15.5	The Sellers shall not be obliged before taking steps to enforce any of their rights and remedies under this Guarantee:

(a)	to take action or obtain judgment in any court against the Buyer and any other person;

(b)	to make or file any claim in a bankruptcy, liquidation, administration or insolvency of the Buyer and any other person; or

(c)	to make demand, enforce or seek to enforce any claim, right or remedy against the Buyer and any other person.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

15.6
The Guarantor shall not, and shall procure that no other Member of the Buyers Group shall, take, exercise or receive the benefit of any security or other right or benefit (whether by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise) from or against the Buyer and any other person in respect of any liability of or payment by the Guarantor under this Guarantee or otherwise in connection with this Guarantee or any other sums owing to the Guarantor by the Buyer on any account.

15.7
This Guarantee shall be in addition to any other security, guarantee, assurance against loss or indemnity held by the Sellers at any time from the Buyer or any other person and shall not merge with or prejudice or be prejudiced by any security, guarantee, assurance against loss or indemnity or any other contractual or legal rights of the Sellers.

15.8
All payments by the Guarantor shall be made in immediately available funds to the credit of such account as the Key Sellers' Representative may designate and in full without any set-off, counterclaim or other deduction. If any such deduction is so required, the Guarantor shall simultaneously pay to the Sellers such amount as is necessary to ensure that the Sellers receives a net sum equal to what it would have received had no deduction been made.

16.	KEY SELLERS' REPRESENTATIVE

16.1
Each Key Seller hereby irrevocably appoints, authorises and empowers the Key Sellers' Representative as his true and lawful agent and attorney-in-fact to give any consent, direction, notice or take any other action required or permitted pursuant to this Agreement on behalf of that Key Seller including, without limitation, the power to:

(a)	receive all demands, notices or other communications directed to that Key Seller under this Agreement; and

(b)
sign, execute and deliver on his behalf any deed and documents and to do all acts and things as the Key Sellers' Representative deems necessary to give effect to the terms of this Agreement, securing to the Buyer the full benefit of the rights, powers, privileges and remedies conferred upon the Buyer in this Agreement.

16.2
Save in respect of fraudulent misrepresentation, the Key Sellers' Representative shall not be held liable to the Key Sellers for any claims whatsoever arising from any act it may do or refrain from doing in its capacity as such.

16.3	The Key Sellers agree that the Buyer shall be entitled to rely on this Clause 16 in dealing with the Key Sellers' Representative on behalf of any of the Key Sellers.

16.4
The Key Sellers may from time to time notify the Buyer that they have chosen another person to be the Key Sellers' Representative to replace the person then acting as such. Any such notice shall be in writing and signed by or on behalf of all of the Key Sellers (excluding any Key Seller who has then died) and the change in the identity of the Key Sellers' Representative shall (unless otherwise agreed with the Buyer in writing) take effect five Business Days after notice of the change is received by the Buyer or (if later) on the date (if any) specified in the notice as the date on which the change is to take effect.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

17.	SERVICE OF NOTICES

17.1
Subject to Clause 16.1, any notice or other communication to be given or served under or in connection with this Agreement shall be in writing and signed by or on behalf of the person giving it and may be:

(a)	delivered by hand (including by courier);

(b)	sent by first class pre-paid recorded delivery post (other than air mail);

(c)	sent by international airmail in the case of notices to or from any country outside the United Kingdom; or

(d)	sent by email,
to the party due to receive the notice at the following address:

(e)	in the case of a Key Seller to the address set out opposite his name in Schedule 1, column (1) (The Sellers);

(f)	in the case of the Key Sellers' Representative, at the following address [Omitted] or any replacement nominated in accordance with Clause 16; or

(g)
in the case of the Buyer, at the following address c/o Stamps.com Inc. 1990 E. Grand Avenue, El Segundo, California 90245, United States of America, email address: Ken McBride [Omitted], marked for the attention of Ken McBride, Chief Executive Officer and Matt Lipson [Omitted], marked for the attention of Matthew Lipson, Chief Legal Officer, with a copy (which shall not constitute notice) to (i) Hannah Brader and Stephanie Henning at Pinsent Masons LLP and (ii) Ben Orlanski and Matthew O'Loughlin at Manatt, Phelps & Phillips, LLP, at the following email addresses:

(i)	[Omitted];

(ii)	[Omitted];

(iii)	[Omitted]; and

(iv)	[Omitted],
or at such other address or email address as may previously by notice given in accordance with this Clause have been specified by that party.

17.2	A notice is deemed to be given or served:

(a)	if delivered by hand, at the time of delivery;

(b)	if sent by first class pre-paid recorded delivery post, on the second Business Day after the date of posting;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

(c)	if sent by international airmail, on the sixth Business Day after the date of posting; and

(d)	if sent by email, at the time at which it is sent (unless the sender receives a rejection notice).

17.3
In the case of a notice given or served by hand or by email, where this occurs after 5.00 pm on a Business Day, or on a day which is not a Business Day, the date of service shall be deemed to be the next Business Day.

18.	ANNOUNCEMENTS

18.1
Subject to Clause 18.2 and except for the Press Release and otherwise insofar as is required by law or the requirements of any listing authority, securities exchange or regulatory or governmental body and then after consultation (so far as is practicable and legally permissible) with the Key Sellers' Representative and the Buyer, no announcement of the sale and purchase of the Shares or the terms of this Agreement shall be made by any party to any person without the consent of the Key Sellers' Representative and the Buyer and pending any announcement each party shall use its best endeavours to keep the existence of this Agreement and its terms confidential.

18.2
The Index Funds may, following Completion, make an announcement that they have sold their Shares without the consent of the other parties, provided that such announcement will not contain substantive detail of (i) the terms upon which the Shares have been sold or (ii) the parties involved.

18.3
No public reference to the Index Funds concerning the sale and purchase of the Shares or the terms of this Agreement shall be made by any party without the consent of the Index Funds provided that no such consent shall be required for Buyer to file this Agreement pursuant to Clause 14.4(b) regardless of the references to Index Funds contained in this Agreement.

19.	NO SET-OFF

19.1
All payments to be made under this Agreement shall be made in full without any set-off except as permitted by law. All payments to be made under this Agreement shall be subject to such deduction or withholding as may be required by law in which event such deduction or withholding shall not exceed the minimum amount which the payer is required by law to deduct or withhold.

19.2
For all sums payable by a Key Seller to the Buyer under this Agreement which are subject to deduction or withholding, the Key Sellers shall pay such additional amounts as shall be required to ensure that the net amount received and retained by the Buyer (after Tax) will be equal the full amount which would have been received and retained by the Buyer had no such deduction or withholding been made.

19.3
In the event that the Buyer shall incur any liability for Tax chargeable or assessable in respect of any payment by a Key Seller pursuant to this Agreement, the Key Sellers shall pay such additional amounts as shall be required to ensure that the net amount received and retained by the Buyer (after Tax) will equal the full amount which would have been

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

received and retained by it had no such liability to Tax been incurred and, in applying this Clause, no account shall be taken of the extent to which any liability for Tax may be mitigated or offset by any Relief (other than a Tax Saving) available to the Buyer so that where any such relief is available the additional amount payable under this Clause shall be the amount which would have been payable in the absence of such availability.

19.4
In the event that the Buyer or any Group Company receives a credit against, or obtains a reduction in its Tax liabilities for any additional amounts paid pursuant to Clauses 19.2 or 19.3 above (or in respect of the underlying event or circumstances which gave rise to the payment by a Key Seller which in turn gave rise to the payment of the additional amounts pursuant to Clauses 19.2 or 19.3 above) ("Tax Saving") it shall repay to the Key Seller the lower of: (i) the additional amounts paid by the Key Seller pursuant to Clauses 19.2 or 19.3 above; and (ii) the amount of the Tax Saving less any Tax Saving already off set against a liability for Tax in Clause 19.3 above (in each case less any costs and expenses properly and reasonably incurred and any additional Tax incurred in obtaining the Tax Saving).

20.	COSTS
The parties shall pay their own costs and expenses in connection with and incidental to this Agreement.

21.	INTEREST ON LATE PAYMENTS
If any party fails to pay a sum payable by it on the due date for payment under this Agreement, it shall pay interest on the overdue sum for the period from and including the due date of payment up to the date of actual payment (after as well as before judgment) at the Default Rate. Such interest shall accrue from day to day and shall be paid on demand. Unpaid interest shall compound quarterly.

22.	ENTIRE AGREEMENT
This Agreement together with any documents referred to in it constitutes the whole agreement of the parties in relation to its subject matter and supersedes any previous agreement, representations, warranties or arrangements (whether in writing or oral) between them in relation to that matter; and no modification of this Agreement shall be effective unless it is made in writing signed by the Key Sellers' Representative and the Buyer.

23.	WAIVER
The exercise, or partial exercise, of or any delay or omission in exercising any right conferred by this Agreement on any party shall not constitute a waiver of that or any other right or remedy available to that party nor affect the right to exercise that right or remedy at a later time and the rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

24.	EFFECT OF COMPLETION
The Warranties, the Tax Covenant, and all other provisions of this Agreement insofar as they have not been performed at Completion, shall not be extinguished or affected by and shall remain in full force and effect notwithstanding Completion.

25.	THIRD PARTY RIGHTS

25.1
No term of this Agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 or otherwise by any person other than the parties to this Agreement except to the extent (if any) that this Agreement expressly provides for that Act to apply to any of its terms.

25.2
Notwithstanding that any term of this Agreement may be or become enforceable by a person who is not a party to it, the terms of this Agreement or any of them may be varied, amended or modified or this Agreement may be suspended, cancelled or terminated without the consent of any third party.

26.	ASSIGNMENT

26.1	The Buyer shall be entitled to assign (including by way of security) the benefit of its rights under this Agreement in favour of:

(a)	any financial institution(s) which has or have agreed to advance credit facilities to the Buyer to assist in the acquisition contemplated by this Agreement; and/or

(b)	any party refinancing the credit facilities referred to in Clause 26.1(a) above; and/or

(c)	any Affiliate of the Buyer,
provided that as a result the liability of none of the Sellers is increased.

26.2	If there is an assignment pursuant to this Clause 26:

(a)	the Key Sellers may discharge their obligations under this Agreement to the assignor until the Key Sellers receive written notice of the assignment;

(b)	the Buyer shall remain liable for any obligations under this Agreement; and

(c)	the liabilities of the Sellers under this Agreement shall be no greater than such liabilities would have been had the assignment not occurred.

26.3
This Agreement shall be binding upon and enure for the benefit of each party's successors and legal representatives and permitted assigns, but save as expressly permitted herein, shall not be assignable in whole or in part.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

27.	SEVERANCE
If any provision of this Agreement is held by a Competent Authority to be invalid or unenforceable in whole or in part, this Agreement shall continue to be valid as to its other provisions and the remainder of the affected provision.

28.	FURTHER ASSURANCE
The Buyer and the Sellers shall, after the Completion Date, execute or procure the execution of all documents and the doing of any acts as may be reasonably necessary to implement and give effect to this Agreement.

29.	COUNTERPARTS
This Agreement may be executed in more than one counterpart and shall come into force once each party has executed such a counterpart in identical form and exchanged it with the other parties.

30.	GOVERNING LANGUAGE
Each notice, instrument, certificate or other communication to be given by one party to another under or in connection with this Agreement shall be in English and if any such notice, instrument, certificate or other communication is translated into any other language, the English language text shall prevail.

31.	GOVERNING LAW AND JURISDICTION

31.1
This Agreement and any dispute or claim (whether contractual or otherwise) arising out of or in connection with it or its subject matter shall be governed by and construed in accordance with English law, and the parties shall submit to the exclusive jurisdiction of the English courts in relation to any such disputes or claims.

31.2
Each party irrevocably waives any objection it might have to the courts of England being nominated as the forum to hear and decide any proceedings brought before it and to settle any dispute which may arise out of or in any way in connection with this Agreement and agrees not to claim that the courts of England are not a convenient or appropriate forum for these purposes.

EXECUTION:
The parties have entered into this Agreement by executing it after the Schedules.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SCHEDULE 1
THE SELLERS
[Omitted]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SCHEDULE 2
THE GROUP
[Omitted]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SCHEDULE 3
PERMITTED LEAKAGE
[Omitted]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SCHEDULE 4
CONDUCT BETWEEN EXCHANGE AND COMPLETION

Part 1
Acts requiring Buyer's consent
The Company shall and each Key Seller shall procure (to the extent able to do so using their reasonable endeavours) that between the date of this Agreement and Completion, save with the prior written consent of the Buyer:

(a)	the Group Companies shall carry on business in the normal and ordinary course;

(b)	no Group Company shall:

(i)	resolve to change its name or to alter its articles of association;

(ii)	allot or issue any shares or any securities or grant rights (including options) which confer on the holder any right to subscribe for or acquire any shares;

(iii)	declare, pay or make any dividend or other distribution;

(iv)	increase or reduce, or make any other alteration to (including by redemption, repurchase, subdivision, consolidation or redesignation), its share capital;

(v)	resolve to be or convene any general meeting at which a resolution is to be proposed that any Group Company shall be voluntarily wound-up;

(vi)	incorporate or liquidate any subsidiary undertaking or other person in which a Group Company has an interest or effect any hive-up or hive-down of assets or any reorganisation;

(vii)
incur in a single transaction or any series of connected transactions with respect to any new arrangement any liability (whether as principal or surety) for a principal amount which exceeds or could exceed £200,000;

(viii)
incur any capital expenditure or commitment (whether by way of purchase, lease, hire purchase or otherwise) which either individually or when taken together with any other capital expenditure or commitment exceeds or could exceed £100,000;

(ix)	create any Encumbrance over its business, undertaking or any of its assets;

(x)	other than in the ordinary and usual course of business, enter into any loan to or from any person or advance or grant any credit to any person;

(xi)	enter into, or increase or extend any liability under, any guarantee or indemnity;

(xii)
make any material change in the nature or extent of its business including by selling, leasing, transferring, licensing or otherwise disposing of or purchasing, leasing, licensing or otherwise acquiring companies, assets, businesses or undertakings (or any interest therein) whether by a single transaction or a series of transactions (related or not);

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

(xiii)	acquire or dispose of any asset or provide or receive any service otherwise than at market value and on an arm's length basis;

(xiv)	agree to acquire any shares or other securities in any company, partnership or joint venture;

(xv)	fail to keep proper accounting records or to make true and complete entries in such records of all its dealings and transactions;

(xvi)	make any material change to the accounting procedures, principles or standards by reference to which its accounts are drawn up;

(xvii)
enter into any borrowing, factoring or other financing or any lending commitments or draw down any amount under any existing borrowing factoring or other financing or lending agreements or arrangements (including the Facilities Agreement);

(xviii)
initiate, discontinue or settle any litigation or arbitration proceedings relating to its business, except debt collection with an aggregate value of less than £100,000 (or equivalent in the relevant jurisdiction) in the normal and ordinary course of business, enter into any discussions regarding or settle any customer complaint or enter into any discussions regarding investigations (actual or threatened) or settle any matter the subject of any investigation by any governmental or regulatory authority in any jurisdiction;

(xix)
commit any act or thing (including by way of knowingly omitting to do any act or thing) the commission of which is in contravention of any applicable law, order or regulation and which would have a material adverse effect on the business or financial condition of the Company;

(xx)
terminate or amend terms (in a manner which renders them substantially less beneficial to a Group Company than the Company's standard terms) any Material Contract or enter into any Contract which would constitute a Material Contract otherwise than in the ordinary course of business;

(xxi)
make any material change in any Group Company's pricing policies, payment or credit practices, fail to pay any material amount owed to any creditor when due, delay or accelerate payment of any material payable or other material liability of any Group Company beyond or in advance of its due date, grant any extensions of material credit or accelerate or delay collection of any material receivables generated by any Group Company in advance of or beyond their regular due dates;

(xxii)	grant, modify, agree to terminate or permit the lapse of, or enter into any licence, agreement or arrangement concerning, any rights relating to Intellectual Property Rights of any Group Company;

(xxiii)	engage any person on terms which, had they been employed or engaged by any Group Company as of the date of this Agreement, would have caused them to

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

be a Senior Employee of any Group Company or engage a contractor on a day rate of more than £1,000 to any Group Company;

(xxiv)	terminate, or give notice to terminate, the employment of any Senior Employee of, or consultant on a day rate of more than £1,000 to, any Group Company;

(xxv)	make, propose or permit any changes to the terms and conditions of employment of any Senior Employee (including with respect to remuneration);

(xxvi)	conclude or make any binding commitments regarding any salary review or similar process in respect of the Employees as a whole;

(xxvii)
establish any pension, superannuation, life assurance, death benefit, sickness or accident benefit scheme or make any material change to the terms of (or wind‑up) any existing scheme of this kind for the benefit of present or former Employees or any of their dependants;

(xxviii)	alter the ICT Systems in any material respect;

(xxix)
continue to share any confidential information with, or directly or indirectly engage in any negotiations with or seek indications of interest from, any other bidder or prospective bidder for the Company or its Business; or

(xxx)	agree to do any of the things referred to in this Schedule 4, Part 1.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

Part 2
Preservation of the Business
The Company undertakes and each Key Seller undertakes and agrees with the Buyer that between the date of this Agreement and Completion they shall, and shall procure (to the extent able to do so using their reasonable endeavours), that each of the Group Companies shall:

(a)
continue to carry on the business of the Group Companies in the normal and ordinary course without any interruption and so as to maintain the same as a going concern and shall conduct or cause the business to be conducted in a diligent and prudent manner;

(b)	use all reasonable endeavours to retain and preserve the goodwill of and existing relationships with all clients, customers and suppliers of the Group Companies;

(c)
not do any act or thing (including by way of omitting to do any act or thing) which is intended to or may impair or have an adverse effect upon the business, operations, assets, position (financial, trading or otherwise), profits of the Group Companies;

(d)	use their reasonable endeavours to maintain the trade and trade connections of the Group Companies;

(e)	use their reasonable endeavours to complete the final issuance of the 2018 Accounts as contemplated by this Agreement by the Completion Date;

(f)	not induce, or attempt to induce, any of the Employees, whether directly or indirectly, to terminate their employment before the Completion Date;

(g)	continue each insurance policy of the Group in full force and effect and not intentionally or recklessly do or omit to do anything which:-

(a)	would make an existing policy void or voidable;

(b)	would result in an increase in the premium payable under an insurance policy or prejudice the ability to effect equivalent insurance in the future; or

(c)	would entitle an insurer under such insurance policies to refuse cover in relation to any claim (either in whole or in part);
(i)    procure that no action is taken by the Key Sellers or any Group Company which is     inconsistent with the provisions of this Agreement or the consummation of the     transactions contemplated by this Agreement;
(j)    provide to the Buyer copies of any financial reports prepared by the Group     Companies in the ordinary and usual course during the period between the date of this     Agreement and Completion and, if requested by the Buyer, procure that an     appropriate representative of the Group attends weekly calls to update the Buyer on     the business and operations of the Group; and
(k)    promptly notify the Buyer of any proposals or indications of interest received to     acquire the Company or its Business, including the terms thereof and the person     offering the same.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SCHEDULE 5
OBLIGATIONS ON COMPLETION
[Omitted]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SCHEDULE 6
WARRANTIES
Part 1
General

1.	THE SHARES

1.1
The Shares constitute the entire issued share capital of the Company and have been validly issued and are fully paid up. The warranties in Clause 8.1, as of Completion, will be true and correct as to each Called Share and the sellers thereof, as if such Warranties were made hereby by each such seller of a Called Share as to himself, and his name and number of Called Shares were listed on the applicable schedule hereof.

1.2
No person has the right to call for the allotment, sale or transfer of any share or debenture of the Company or to convert any securities (whether of the Company or another undertaking) into shares or debentures, or shares or debentures of a different class, of the Company.

1.3
Each of the allotted and issued shares and debentures of each Group Company are fully paid up (or credited as fully paid up) and beneficially owned by the Company (or relevant Group Company) free from any Encumbrance.

1.4
No person has the right to call for the allotment, sale or transfer of any share or debenture of any Group Company named in Schedule 2, Part 2 (The Group) or to convert any securities (whether of that Group Company or another undertaking) into shares or debentures, or shares or debentures of a different class, of that Group Company.

1.5
Any agreements or instruments between any Group Company and any shareholder or former shareholder to repurchase shares or other securities of such Group Company are and were legally effective to repurchase all shares and interests in the Group Company that they purport to repurchase, and the Company has not received any notice that any of the persons whose shares have been so repurchased has, in respect of any such shares or their repurchase, any right to receive any of the Purchase Price nor any other claim against the Company as a holder or former holder of shares of the Company.

1.6
Other than under this Agreement or any Share Option Plan provided in the Disclosure Documents, and under which a schedule of all grants and outstanding or contingent awards has been provided in the Disclosure Documents, there is no agreement, arrangement, obligation or option requiring the:

(a)	issuance of any share of any Group Company;

(b)	sale, transfer or disposition of, or the grant to any person of any Encumbrance or option over, any share of any Group Company held by the Company or the Key Sellers; or

(c)	sale, transfer or disposition of, or the grant to any person of any Encumbrance or option over, any share of any Group Company held by the Minority Sellers.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

1.7
Other than the Share Option Plans provided in the Disclosure Documents, so far as the Warrantors are aware, there are no additional options, or other rights to acquire shares, arrangements or agreements over any share of any Group Company in existence.

1.8	[***]

2.	GROUP COMPANIES

2.1	The particulars of each Group Company set out in Schedule 2 (The Group) are true and accurate in all respects.

2.2	No Group Company has any subsidiary undertaking other than the subsidiary undertakings named in Schedule 2, Part 2 (The Group).

2.3
A copy of the constitutional documents of each Group Company is contained in the Data Room at folder 5.2 and is an accurate and complete copy of the constitutional documents of each Group Company being, in the case of each Group Company incorporated in England, all such documents as are specified in section 32 of the Companies Act 2006 and, in the case of each Group Company incorporated in any other jurisdiction, such equivalent legislation, documents or other such requirement in that jurisdiction. No Group Company is operating in violation of any of its constitutional documents.

2.4	The statutory books of each Group Company:

(i)	are up to date and constitute an accurate record of all matters required by law to appear in them;

(ii)	are in the possession of the relevant Group Company; and

(iii)	do not contain any material inaccuracies or discrepancies.

2.5	No notice has been received or allegation made that any of the statutory books of any Group Company are incorrect or should be rectified.

2.6
All returns, particulars, resolutions and other documents required under the Companies Legislation and all other legislation to be delivered on behalf of each Group Company to the Registrar of Companies (or such equivalent body in the jurisdiction in which it is incorporated) have in all material respects been correctly made and have been delivered.

2.7
Each Group Company has complied with the provisions of the Companies Legislation and all other legal requirements in connection with the allotment and issue of shares, the payment of dividends and any reduction of share capital and no written notice has been received that any of the foregoing is incorrect or should be rectified.

2.8	Each Group Company is duly incorporated and validly existing under the laws of the jurisdiction in which it is incorporated.

2.9	No Group Company has any interest in a body corporate other than a member of the Group, and no Group Company has agreed to acquire any shares or securities in any other body corporate.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

2.10	No Group Company is or has agreed to become a party to any consortium, joint venture, partnership or profit sharing arrangement or profit sharing agreement.

2.11
No Group Company owes or is owed any outstanding consideration in connection with any historic merger, acquisition or disposal to which any such Group Company was party and there is no claim outstanding in respect of any such merger, acquisition or disposal and so far as the Warrantors are aware no circumstances exist which might give rise to any such claim.

2.12    [***]

3.	THE ACCOUNTS

3.1	The Accounts:

(a)
comply with the provisions of the Companies Act 2006 (or for accounting periods to which a predecessor Act applied, the provisions of that Act as in force for that accounting period) and other applicable laws and regulations in the United Kingdom and have been prepared in accordance with generally accepted accounting principles in the United Kingdom applicable at the time they were prepared;

(b)	have been prepared on a consistent basis for the previous three financial years ended on the Accounts Date; and

(c)
give a true, accurate and fair view of the state of the Company's affairs and of its assets and liabilities as at, and of the profits and losses of the Company for the financial period ended on, the Accounts Date and of the financial position at the end of that period of the undertakings included in the consolidation as a whole.

3.2
To the extent that any reserves or special provisions have been made or taken in the Accounts, these are either apparent on the face of the Accounts or full details have been provided in the Disclosure Letter.

4.	THE MANAGEMENT ACCOUNTS AND LOCKED BOX ACCOUNTS
Each of the Management Accounts and the Locked Box Accounts:

(a)
have been prepared in good faith and with reasonable care and attention in compliance with the Company's normal procedures and on a basis consistent with that employed in preparing management accounts for the prior period;

(b)	reasonably reflect the financial state of affairs of the Company as at the date to which they were prepared as stated therein, having regard to the purpose for which they were prepared; and

(c)	are not misleading and do not materially:

(i)	overstate the assets or understate the liabilities; nor

(ii)	overstate the profits or understate the losses of the Company,

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

in respect of the period to which they relate.

4.2
To the extent that any reserves or special provisions have been made or taken in the Management Accounts or Locked Box Accounts, these are either apparent on the face thereof or full details have been provided in the Disclosure Letter.

5.	ACCOUNTING RECORDS

5.1	Each Group Company's accounting records are in its possession or under its control. Such accounting records have been maintained in all material respects in accordance with applicable laws.

5.2	Any exceptional, unusual or non-recurring items included within the Accounts, the Management Accounts or the Locked Box Accounts are identifiable and quantifiable from those accounts.

5.3	The accountancy records maintained by the Company in order to prepare the Accounts, Management Accounts and Locked Box Accounts are complete and accurate in all material respects.

6.	CONDUCT SINCE THE LOCKED BOX DATE

6.1	Between the Locked Box Date and the date of this Agreement:

(a)	the Business has, in all material respects, been carried on in the ordinary course and no shareholder resolutions of the Company have been passed;

(b)
no Group Company has allotted or issued or agreed to allot or issue any share or loan capital or other securities and no Group Company has granted to any person any option to acquire any such security;

(c)	no Group Company has redeemed or purchased or agreed to redeem or purchase any of its share capital;

(d)	the Company has not declared, made or paid a dividend or other distribution;

(e)	no Group Company has changed or removed its auditors;

(f)	no Group Company has changed its accounting reference date;

(g)	no Group Company has acquired or disposed of a business as a going concern;

(h)	no Group Company has repaid any loan or indebtedness in advance of its stated maturity;

(i)	no debt has been subordinated, written down or written off, provided against, factored or assigned;

(j)
no Group Company has acquired or disposed, or agreed to acquire or dispose, of any single asset having a value in excess of [***] or assets having an aggregate value in excess of [***] other than in the ordinary course of its business; and

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

(k)	there has been no material adverse change in the financial, cashflow and/or trading position of the Group as a whole.

7.	ASSETS

7.1
Except for current assets disposed of in the ordinary course of business and for the Properties and Intellectual Property Rights used or exploited by the Group Companies, the assets included in the Accounts and any assets acquired since the Accounts Date:

(a)	are the absolute and sole property of the Group free from any Encumbrance;

(b)	are not held subject to any agreement for lease, hire, hire purchase or sale on conditional or deferred terms; and

(c)	in the case of tangible assets, are in the possession or under the control of the Group.

7.2	All equipment and furniture owned or used by any Group Company are in a state of working order consistent with the use made of them.

7.3
The Company has not received written notice that (less the amount of any provision or reserve for bad and doubtful debts included in the Accounts) any of the debts owing to any Group Company will not be fully recoverable in the ordinary course.

8.	LIABILITIES

8.1
Accurate details are set out in the Disclosure Letter of all facilities for overdrafts, loans, acceptance credits and other finance available to each Group Company (including any financing arrangements not shown in the Accounts and copies of all Contracts relating to such facilities are included in the Disclosure Documents.

8.2	The borrowings of each Group Company are within its powers and do not exceed any limit imposed by its articles or otherwise.

8.3
No Group Company has any liability (present or future or ascertained or contingent) in respect of any guarantee, indemnity, bond or similar obligation created or given, or agreed to be created or given, by it.

8.4
No event has occurred or been alleged which is, or is likely to become, an event of default under any loan capital, borrowing, debenture or financial facility of any Group Company and which would entitle any third party to call for repayment prior to normal maturity or to enforce any security it may have over the assets of any Group Company.

8.5	None of the facilities of any Group Company are dependent on the guarantee or support or indemnity of, or any security provided by, a third party other than a Group Company.

8.6	All of the Group's borrowings may be repaid by a Group Company at any time on no more than one month's notice and without any premium or penalty (howsoever called) on repayment.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

9.	BUSINESS

9.1
Each Group Company holds the licences, consents, permits and approvals that are material to the Business and no Group Company has since 31 March 2017 received written notice that it has failed to comply with any of the terms and conditions of such licences, consents, permits and approvals which are to be performed by it or that any of them is liable to be superseded, cancelled or revoked.

9.2	The Group has all licences, consents, permits and authorities necessary for the proper carrying on of the Business as carried on as at the date of this Agreement.

9.3
The business of each Group Company is managed exclusively by its Employees; and no person has authority to bind a Group Company other than its officers and employees acting in the ordinary and ostensible course of their duties.

9.4
No Group Company is, or has agreed to become, a member of any trade association or any other association of persons (whether incorporated or not incorporated) except those of which particulars are set out in the Disclosure Letter.

9.5	No Group Company has any branch, agency or place of business outside of the jurisdiction in which such Group Company is registered.

9.6	Each Group Company has the necessary power and authority to operate its business as conducted at the date of this Agreement.

10.	CONTRACTS

10.1	There is not outstanding:

(a)	any Material Contract, or amendment or supplement thereto, a copy of which or a fair and complete summary of the terms of which is not in the Data Room in folder 6.2;

(b)	any offer, tender or quotation made or given by a Group Company capable by the unilateral act of any other person of giving rise to a Material Contract;

(c)	any Contract which in any way restricts the Group's or any Group Company's freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit;

(d)
any Contract or arrangement to which a Group Company is a party and in which the Warrantors or any director of a Group Company, has a direct or indirect interest other than through any indirect shareholding or holding a less than 5% interest in any company;

(e)	any Contract which requires any Group Company to pay any commission, finders' fee, royalty or similar payments;

(f)	any Contract which requires any Group Company to guarantee the liability or pay the Taxes of any person other than a Group Company; or

(g)	any Contract which is an agreement or arrangement otherwise than by way of bargain at arm's length.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

10.2	Each Material Contract, and every amendment or supplement thereto, is:

(a)	valid, binding and enforceable against the relevant Group Company in accordance with its terms; and

(b)	so far as the Warrantors are aware, valid, binding and enforceable against the relevant counterparty in accordance with its terms.

10.3
No Group Company is (or with notice disregarding any cure period in the contract would be) in material breach of, or material default under, any Material Contract and no other party to any Material Contract is (or with notice disregarding any cure period in the contract would be) in material breach thereof or default thereunder.

10.4
No Group Company is in receipt, verbally or in writing, of any subsisting email or other message, threat or notice from another party to any Material Contract of intent to terminate, adversely modify pricing terms, materially reduce business under, not renew, allow to lapse or take any other adverse action with respect to, any Material Contract or amendment or supplement thereto, nor does any Warrantor have any awareness of any circumstances that might reasonably be expected to give rise to any of the foregoing.

10.5	No Material Contract will be breached, or subject to termination, loss of benefit or renegotiation as a result of Completion.

10.6
The Company has complied with all material terms of the Commercial Agreement (as defined in the Oval Shareholders' Agreement) and, so far as the Warrantors are aware, no facts, matters or circumstances exist which might reasonably be expected to give rise to a claim in relation to the Commercial Agreement.

11.	COMPLIANCE WITH LAW

11.1
No Group Company has been notified that it is or may be in breach of any law or regulation to which it is subject (including, where applicable, in relation to the Bribery Act 2010 or any comparable law of any jurisdiction in which any Group Company conducts business), in circumstances where such breach would be material to the Group as a whole.

11.2
The Group is complying, and has at all times complied, in all material respects with Applicable Laws. For the purposes of this paragraph 11.2 only, "Applicable Laws" shall mean all laws, regulations, directives, statutes, subordinate legislation and civil codes of any applicable jurisdiction that apply to the Group.

11.3
No Group Company nor any person (including any employee, officer, subsidiary or any third party) who performs or has performed services for it or on its behalf has done or failed to do any act or thing the doing or omission of which does or could contravene Bribery Legislation.

11.4
No Group Company nor any person (including any employee, officer, subsidiary or any third party) who performs or has performed services for it or on its behalf is or has been the subject of any actual, pending or threatened complaint, action, investigation, enforcement proceedings or prosecution under Bribery Legislation and there are no

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

circumstances which may lead to such a complaint, action, investigation, enforcement proceedings or prosecution.

11.5
Each Group Company has (and has maintained at all times) adequate policies and procedures designed to ensure continued compliance with Bribery Legislation by each such Group Company and any person (including any employee, officer, subsidiary or third party) who performs or has at any time performed services for it or on its behalf.

12.	REGULATORY AUTHORITIES AND COMPETITION

12.1	The Group has made all material filings or submissions with each Competent Authority to the extent required by all applicable laws and the regulations of any Competent Authority.

12.2	In the twelve months prior to the date of this Agreement:

(a)
no written notice of enforcement action has been received by any Group Company from a Competent Authority and no Warrantor is aware of any circumstances which are likely to give rise to any such action by a Competent Authority; and

(b)
no written notice has been received by any Group Company from a Competent Authority alleging or seeking to investigate or inquire regarding any non-compliance by any Group Company which is reasonably likely to have a material adverse effect upon the business of the Group or imposing any fines or penalties on any Group Company, and no Warrantor is aware of any circumstances which are likely to give rise to any such allegation, investigation or inquiry.

12.3	No Group Company has given any assurance or undertaking to any Competent Authority (which is still outstanding) in relation to competition laws in any jurisdiction in which it carries on business.

13.	INSURANCE

13.1
Complete copies of all insurance policies maintained by each Group Company are contained in the Data Room at folder 9 (the "Insurances") and the particulars of the Insurances given in the Disclosure Letter are true in all material respects.

13.2	There is no claim outstanding under any of the Insurances and, so far as the Warrantors are aware, there are no circumstances in existence likely to give rise to any such claim.

14.	LEGAL PROCEEDINGS

14.1
No Group Company is currently engaged or involved in, nor has it within 24 months prior to the date of this Agreement received written notice threatening it with, nor does any Warrantor have any awareness of any circumstances that may give rise to:

(a)	any litigation, prosecution, arbitration or other legal proceedings (whether as claimant, defendant or third party), except for normal debt collection;

(b)	any proceedings or enquiries before any tribunal, board of enquiry, commission or any other administrative body, whether judicial or quasi judicial; or

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

(c)	any investigation by the Office of Fair Trading, the Commission of the European Communities or any other authority or person.

14.2
All settlement sums to be paid pursuant to the settlement agreement entered into between ASOS.com Limited and the Company dated 16 September 2016 have been paid in full and, so far as the Warrantors are aware, no facts, matters or circumstances exist which might reasonably be expected to give rise to any further liability in connection with such dispute.

15.	INSOLVENCY

15.1	No Group Company is insolvent or unable to pay its debts within the meaning of any insolvency Legislation applicable to it and no Group Company has stopped paying its debts as they fall due.

15.2	No order has been made or petition presented, meeting convened or resolution passed for the winding up of any Group Company.

15.3
No administrator, administrative receiver or receiver has been appointed in relation to any Group Company, nor has any step been taken to initiate any process by or under which an administrator, administrative receiver or receiver may be appointed in relation to any Group Company.

15.4
No composition in satisfaction of the debts of any Group Company or scheme of arrangement of its affairs or compromise or arrangement between it and its creditors or members or any class of its creditors or members has been proposed, sanctioned or approved.

15.5	No Group Company has suspended or ceased, or threatened to suspend or cease, to carry on all or any material part of its business.

16.	EFFECT OF SALE
The execution or the performance by the Sellers of this Agreement or any of the Transaction Documents will not:-

(a)	result in a breach of, conflict with, or give rise to an event of default under, any agreement or arrangement to which a Group Company is a party or by which a Group Company is bound;

(b)	relieve any other party to an agreement or arrangement with a Group Company of its obligations or enable it to terminate the agreement or arrangement;

(c)	result in the creation or imposition of an Encumbrance on any of the assets of a Group Company;

(d)	result in a breach of a licence, an undertaking to, or order of, any court or governmental agency or regulatory body;

(e)	result in a breach of, conflict with, or violate any of the constitutional documents of a Group Company;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

(f)	violate any law, statute, rule, regulation or treaty applicable to any Group Company; or

(g)	result in a Group Company losing the benefit of a licence.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

Part 2
Intellectual Property and Information Technology

1.
Schedule 9 contains a full and complete and accurate list of all registered Intellectual Property Rights (or the Intellectual Property Rights which are the subject of an application to be registered); and (ii) all unregistered Intellectual Property Rights, save in respect of copyright, which are material to the Business.

2.
The registered Intellectual Property Rights listed in Schedule 9 and the unregistered Intellectual Property Rights which are material to the Business are all owned by or licensed to the relevant Group Company free of all liens, charges, encumbrances and licences.

3.
None of the registrations or applications included in the Intellectual Property Rights is (i) subject to or reasonably likely to be subject to, amendment, challenge, removal or surrender; and (ii) there is nothing which may prevent any of the applications comprised in the Intellectual Property Rights from being granted. There are no reasonably likely circumstances which may materially affect the validity, enforceability or subsistence of any of the registrations or applications included in the Intellectual Property Rights.

4.
In respect of all Intellectual Property Rights registered or applied for by or on behalf of any Group Company, all application, filing, registration, renewal and other fees have been paid and all other steps reasonably necessary for the prosecution, maintenance and protection of the same have been taken on a timely basis.

5.
Particulars of the material licences granted to any Group Company relating to the Intellectual Property Rights used by the Business are in the Disclosure Letter and these combined with the Intellectual Property Rights together comprise all the material Intellectual Property Rights which are used or required to be used in or connection with the operation of the Business as is presently carried on.

6.	No Group Company uses any domain names for its websites and email accounts other than those identified in documents 4.5.1 and 4.5.2 of the Data Room.

7.	Each Group Company is the sole registrant of the domain names identified in documents 4.5.1 and 4.5.2 of the Data Room, and none of these are held on behalf of any third party.

8.
[***] the conduct of the Group's business as conducted in the 24 months prior to the date of this Agreement does not infringe or make unauthorised use of the Intellectual Property Rights of any third party.

9.
No Group Company has received any notice in the 24 months prior to the date of this Agreement from a third party raising any claim, dispute, or proceeding, pending or threatened, against any Group Company based on such third party's Intellectual Property Rights.

10.
No Group Company has received any notice in the 24 months prior to the date of this Agreement that a third party is infringing any Intellectual Property Rights used or exploited by the Group Companies and, [***] no such infringement is current or anticipated.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

11.
The Group has not received notice that there is (nor has during the 24 months prior to the date of this Agreement been) any civil, criminal, arbitration, administrative or other proceedings or dispute in any jurisdiction concerning any of the Intellectual Property Rights. The Company has not received notice that any such proceedings are pending or threatened and (so far as the Warrantors are aware) no matter exists which might give rise to such proceedings or dispute.

12.
All Intellectual Property Rights material to the business of the Group are owned by the Group, or validly licensed to be used by the Group under the authority of the owner, and comprise all of the material Intellectual Property Rights used for, or in relation to, the Group's activities. Where such Intellectual Property Rights are so licensed or used under the authority of the owner, such benefit or continuing right to use will not be lost (or otherwise materially affected) by reason of the execution or the performance of the parties to this Agreement.

13.
The Group Companies have access to copies of material IP Licences. Each of the IP Licences is binding and in force and none of the parties to the IP Licences are in breach thereof and so far as the Warrantors are aware, there is no fact or matter which would or may give rise to a breach of any of the IP Licences.

14.
No notice to terminate any of the IP Licences has been given or threatened and there are no other grounds so far as the Warrantors are aware on which any of the IP Licences may be terminated. No material disputes have arisen or so far as the Warrantors are aware are going to arise in connection with any IP Licence.

15.	There has been no failure or breakdown or defect in the [***] months prior to the date of Completion of any ICT Systems that has caused any material disruption to the Group's business.

16.
The ICT Systems fulfil the purposes for which they were acquired or established without material failures, downtime or errors that caused a material disruption to the Business, and are so far as the Warrantors are aware adequately maintained.

17.
Full, complete and accurate particulars of all material ICT Contracts and other material agreements relating to the ICT Systems which a Group Company is a party to (and which, for these purposes, shall not include standard software packages) are set out in folder 4.8 of the Data Room.

18.
No Group Company is and, so far as the Warrantors are aware, no other party to the ICT Contracts or other material agreements relating to the ICT Systems is in material breach of any contract or arrangement. No notices of breach or termination have been received or served by any Group Company in respect of any such contract or arrangement.

19.	The Group Companies' ownership, benefit, or right to use the ICT Systems will not be lost as a result of the change in the underlying ownership or control of any Group Company.

20.	Full, complete and accurate particulars of the Group Companies' disaster recovery plans for the ICT Systems are at 4.4.3 of the Data Room.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

21.	The ICT Systems are either owned by, or properly licensed or leased to, the Group Companies and are free from Encumbrances granted or created by any Group Company or a by order of any court of law.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

Part 3
Data Protection
In respect of all and any Personal Data processed by the Group Companies, the Group Companies:

(a)	have made all necessary registrations and notifications of its particulars in accordance with the Data Protection Legislation;

(b)	have supplied details to the DP Regulator in relation to each application for registration or notification;

(c)
have complied in all material respects with all relevant requirements under the Data Protection Legislation (or other applicable data protection legislation in countries where any Group Company is incorporated);

(d)
have not been subject (and are not currently subject) to any investigation or enforcement action instigated by a DP Regulator and have not been required by the DP Regulator or a court of competent jurisdiction to pay any fines, penalties or award of damages;

(e)	have not incurred a material data security breach;

(f)
have not received any written communication from any individuals, clients, customers or prospective clients or customers or any regulatory or supervisory body alleging breach of any Data Protection Legislation or complaining about the Group Companies' use of Personal Data; and

(g)	have not received any written notice of any actual or threatened claim from an individual alleging non-compliance by the Company with any requirements of Data Protection Legislation.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

Part 4
Officers and Employees

1.
Full and accurate particulars are included in the Data Room of the names, commencement of employment and of continuous employment, position and terms and conditions of employment with each Group Company, including copies of all employment agreements, of all Senior Employees.

2.	Copies of the following are included in the Disclosure Documents:

2.1	the current standard terms and conditions of employment of each Group Company, together with details of any other written or verbal agreements relevant to any of the Employees;

2.2	all current and material staff handbooks, policies and procedures which apply to the Employees; and

2.3	details of any individuals to whom each Group Company has offered employment since the Locked Box Date but whose employment has not yet started.

3.	No Group Company has any consultants, sub-contractors or Workers and there are no written or verbal contracts or appointment letters for the same.

4.	No Group Company has within the last 12 months given notice to or received notice of resignation from any of the Employees.

5.	No Employee will be entitled as a result of or in connection with any change of control of any Group Company or as a result of this Agreement:

5.1	to terminate his employment with any Group Company or to treat himself as being dismissed; or

5.2	to receive any payment, reward or benefit of any kind (including any enhancement in or improvement to his remuneration, benefits or terms and conditions of service).

6.	There is no contractual or other obligation to increase the remuneration payable to any Employee.

7.
No Employee has any current disciplinary sanction in force against him or is the subject of any current disciplinary investigation or procedure, and no Employee has brought a grievance or otherwise raised a complaint against any Group Company or any of its Employee, independent contractors or Workers since 31 March 2017.

8.
No Group Company is currently or has since 31 March 2017 been engaged in any dispute, claim or legal proceedings in relation to any present or former Employee, independent contractor or Worker or any representative of any present or former Employee, independent contractor or Worker and so far as the Warrantors are aware there is no fact or matter in existence which can reasonably be foreseen as likely to give rise to any such dispute, claim or legal proceedings.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

9.
So far as the Warrantors are aware, no present or former Employee has any claim, outstanding or contingent or anticipated, against any Group Company arising out of a breach by any Group Company of the Equal Pay Legislation ("Equal Pay Legislation") means the Equal Pay Act 1970, the Sex Discrimination Act 1975, the Equality Act 2010, the Equal Pay Directive (Council Directive 75/117/EEC), the Equal Treatment Directive (Council Directive 76/207/EEC) and Article 157 of the Treaty on the Functioning of the European Union).

10.	No present or former Employee, independent contractor or Worker has at the date of this Agreement any right now or in the future:

10.1	to return to work (whether for reasons connected with maternity, paternity, adoption or parental leave or absence by reason of illness or incapacity, secondment or otherwise);

10.2	to be reinstated or re-engaged by any Group Company; or

10.3	to any other compensation other than in relation to any shares or options over shares in the Company.

11.
No Group Company has any verbal or written agreement or other arrangement with any trade union or works council or other body representing Employees or any of them, and the standard information and consultation provisions set out in the Information and Consultation of Employees Regulations 2004 do not apply in respect of the Employees.

12.
No requests for recognition pursuant to Schedule A1 of the Trade Union and Labour Relations (Consolidation) Act 1992 (as amended) have been received by any Group Company, and no requests to commence negotiations to reach an agreement have been received by any Group Company pursuant to the Information and Consultation of Employees Regulations 2004.

13.	Each Group Company has in relation to each of its present and former Employees, independent contractors and Workers, and any representatives of such Employees, independent contractors or Workers:

13.1
performed all obligations and duties they are required to perform (and settled all outstanding claims) whether or not legally binding and whether arising under statute, common law, in equity, under European Community law, contract, collective agreement or otherwise; and

13.2	maintained and continues to maintain up to date, accurate and complete personnel records.

14.
No Group Company is or has since 1 March 2017 been the subject of any enquiry or investigation by the Commission for Racial Equality, the Equal Opportunities Commission, the Disability Rights Commission, the Equality and Human Rights Commission, any health and safety enforcement body or any other statutory or regulatory body in relation to any Employee and there are no facts which might give rise to the same.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

15.
All Employees working in the United Kingdom have leave to enter and remain in the United Kingdom and are entitled to work in their current role in the United Kingdom under the Asylum and Immigration Act 1996 and/or the Immigration, Asylum and Nationality Act 2006, as applicable.

16.
All Employees working in the United Kingdom have provided the necessary documentary evidence to show that they have leave to enter and remain in the United Kingdom, as required under the Asylum and Immigration Act 1996 and/or the Immigration, Asylum and Nationality Act 2006, as applicable.

17.
Except as provided by Legislation, all contracts of employment to which a Group Company is a party can be terminated by it, without payment of compensation, by giving not more than three months' notice or, if longer, the applicable minimum period of notice required by Legislation.

18.	No Group Company has since the Locked Box Date:

18.1	changed, or agreed to change, the terms of its employment (including terms relating to remuneration or pension benefits) of any Senior Employee;

18.2
paid or given, or agreed to pay or give, to any of its Employees any remuneration or benefit with a value over [***] except the salary or wage to which he is contractually entitled under the terms of his employment; or

18.3	been notified in writing of any wage claim or agreed any general increase in wages or wage rates.

19.
There are no sums owing to any present or former Employees of any Group Company other than remuneration accrued but not due for payment in respect of the pay period current at the date of this Agreement and business expenses incurred in such period in respect of which any Employees are entitled to be reimbursed.

20.	No Senior Employee has given or received written notice of termination of his employment or engagement who has not yet left employment with the Group.

21.	No Group Company is a party to any agreement, arrangement or scheme for profit sharing or for the payment to its Employees of bonuses or incentive payments or the like.

22.
Other than the payments set out in this Agreement, no Group Company has liability for any payment or compensation (whether in cash or equity), and neither the timing of payment nor the vesting of any such payment or compensation (whether in cash or equity) will be accelerated or increased, in connection with, or on account of, the signing or Completion of this Agreement, whether alone or in conjunction with any other event.

23.
Every person who participated in the creation or invention of any of the material Intellectual Property Rights of any Group Company has validly and irrevocably assigned all of his, her or its right, title and interest therein to one of the Group Companies, either by virtue of a valid invention assignment agreement or by operation of applicable law.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

Part 5
Pensions

1.
No Group Company has any obligation or liability to provide Pension Benefits, or to contribute or provide access to any arrangement which provides Pension Benefits, other than under (i) the Pension Schemes and (ii) any applicable statutory pension schemes.

2.
The Data Room contains accurate details in relation to any Pension Schemes and to any other ill health, disability, accident or death arrangement, including any "employee welfare benefit plan" as defined in Section 3(1) of ERISA (whether or not such plan is subject to ERISA), (the "Benefit Arrangements") operated by each Group Company.

3.
Any Pension Schemes and Benefit Arrangements operated by any Group Company are operated in all respects in compliance with the provisions of their governing documentation and applicable laws and regulations.

4.
Each Group Company has, so far as the Warrantors are aware, at all times complied with the provisions of all relevant statutes, regulations and requirements in relation to the UK Pension Schemes. No part-time or temporary Employees or former Employees have ever been excluded from membership of, or equal treatment under, the UK Pension Schemes, and no Employees or former Employees have ever been excluded or treated less favourably by reason of their sex, race, sexual orientation, disability, religious belief or age.

5.
Each Group Company has fully complied with its obligations in respect of automatic enrolment obligations as required by the Pensions Act 2008 (and related regulations) and associated legislation and no fines, or other sanctions have been issued by the Pensions Regulator.

6.
The UK Pension Schemes are money purchase schemes (as defined in section 181 of the Pension Schemes Act 1993). No assurance, promise or guarantee (whether oral or written) has been given to any person as to the level or amount of benefits to be provided under the UK Pension Schemes operated by any Group Company.

7.
All contributions, premiums and expenses which have fallen due for payment in relation to the Pension Schemes and Benefit Arrangements operated by any Group Company have been paid on a timely basis or, if not yet due, have been properly accrued as a liability on the Accounts and subsequent financial statements.

8.
There are no pending investigations by any government authority involving or relating to any of the Pension Schemes or Benefit Arrangements, no threatened or pending complaints, claims, suits, investigations or proceedings in respect of the Pension Schemes or Benefit Arrangements or assertions of any rights or claims to benefits under any of the Pension Schemes or Benefit Arrangements (except for benefits payable in the normal operation of the Pension Schemes or Benefit Arrangements) nor are there any facts that could give rise to any liability in the event of such investigation, complaint, claim, suit or proceedings.

9.	No Employee of the Company is entitled to any additional or enhanced pension benefits (whether on early retirement, redundancy or otherwise) as a result of a previous transfer

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

of employment to any member of the Company's Group under the Transfer of Undertakings (Protection of Employment) Regulations 1981 or 2006 (as amended).

10.
No person with which any Group Company is connected or of which any Group Company is an associate participates, or has participated, as an employer in an occupational pension scheme other than a money purchase scheme (as defined in section 181 of the Pension Schemes Act 1993). For the purposes of this paragraph, "connected" and "associate" are to be interpreted in accordance with sections 249 and 435 respectively of the Insolvency Act 1986.

11.
Except as may be required under Sections 601 through 609 of ERISA or other similar Legislation, no Benefit Arrangement provides benefits, including health, disability or death benefits (whether or not insured), with respect to current or former Employees, directors or independent contractors of any of the Group Companies beyond their retirement or other termination of service, and none of the Group Companies has any obligation to provide or contribute toward the cost of any such coverage or benefits.

12.
There have been delivered to the Buyer true and complete copies of the documents setting out the terms of the Zurich Metapack Limited Group Life Assurance, policy number L0006247, the schedule to this policy being at document 9.1.7.1 of the Data Room (the "Policy"). There are no claims in progress, pending or expected under the Policy and there is no ground on which the relevant insurance company could avoid liability under the Policy.

13.	The Policy is still in force and all premiums payable by each Group Company have been duly paid in accordance with the Policy.

14.
The Company 401(k) Plan has received a favorable determination letter (or is the adoption of a prototype plan having a favorable opinion letter upon which it may rely) from the United States Internal Revenue Service that addresses all currently applicable United States tax qualification requirements with respect to such plan, and nothing has occurred since the date of such letter that has adversely affected or is reasonably likely to adversely affect such qualification.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

Part 6
The Properties

1.	The Properties comprise all the properties owned, occupied or otherwise used by the Group Companies.

2.	The details in relation to the Properties set out in the Data Room are true, complete (in respect of the matters to which they relate) and accurate.

3.
Those of the Properties which are occupied or otherwise used by any Group Company in connection with its business are occupied or used under lease or licence the terms of which permit that occupation or use.

4.	The current use of the Properties is lawful under planning legislation.

5.	The information contained in Schedule 8 (The Properties) is true, complete and accurate.

6.
Each Group Company has paid the rent and has not received written notice of any breach of the covenants on the part of the tenant and the conditions contained in any of the leases (which expression in this paragraph 6 includes underleases) under which any of the Properties are held by the relevant Group Company ("Leases") and in any supplemental or collateral documentation.

7.	The licences, consents and approvals required from the landlords and any superior landlords under the Leases have been obtained.

8.	No notice to determine any Lease has been served on or by any Group Company.

9.	No Group Company has any continuing liability in respect of any property that it has owned or occupied other than the Properties.

10.
There are no disputes or proceedings relating to any of the Properties or their use which are likely to prevent or significantly impede the Group Companies from carrying on, in all material respects, the Business as currently conducted at any Properties.

11.	Full provisions has been made in the Accounts in respect of all dilapidation liabilities relating to the Properties.

12.
Each Group Company has sufficient Contracts, rights or other licenses with carriers as may be necessary to permit such Group Company to enable the existing carrier services at Completion, including all rights or licenses required to be held by each Group Company from such existing carrier.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

Part 7
Tax

1.	RETURNS, INFORMATION AND CLEARANCES

1.1	All returns, notices, computations, accounts or other information which are or have been required to be made or given by each Group Company to a Tax Authority for Tax purposes in the last six years:

(a)	have within the relevant time limits been made on a proper basis and were when filed correct in all material particulars; and

(b)	are not the subject of any dispute with any Tax Authority.

1.2	Each Group Company is in possession of all information or has reasonable access to such information that it is required to retain for the purposes of applicable Tax Statutes.

1.3
No Group Company has made, within the last three years, any agreement or arrangement with a Tax Authority whereby it is assessed to or accounts for Tax other than in accordance with the strict terms of relevant legislation or published practice of the relevant Tax Authority.

1.4
No Group Company is, or has within the last three years been, liable to pay any fine, interest, surcharge or penalty in relation to Tax, nor involved in any dispute with, or the subject of an enquiry or investigation by, a Tax Authority and, so far as the Warrantors are aware, there are no facts which are likely to cause it to become liable to pay any fine, interest, surcharge or penalty nor to give rise to any such dispute, enquiry or investigation.

2.	DEDUCTIONS AND PAYMENTS

2.1
Each Group Company has in the last three years complied with all statutory provisions relating to Tax including those which require the deduction of Tax from any payment made by it, and has properly accounted for any such Tax which ought to have been accounted for.

2.2
Each Group Company has duly paid in the last three years all Tax which it was required by law to have paid to the appropriate Tax Authority prior to the date of this Agreement. Each Group Company is not and has not been in the last three years liable to pay any penalty, interest, fine or default surcharge in connection with any Tax.

2.3
Unless otherwise stated in the Disclosure Letter, no Group Company is liable to pay corporation tax in instalments, but if it is liable to pay corporation tax in instalments, the Disclosure Letter contains (i) true, complete and accurate particulars of any instalment of corporation tax paid by each Group Company or apportioned to each Group Company under any group payment arrangement for the accounting period beginning immediately after the Accounts Date and (ii) the basis for calculating such instalments (including the basis upon which the total corporation tax liability for the accounting period was estimated).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

3.	VAT/SALES TAX

3.1
Each Group Company has in the last three years complied with all statutory provisions relating to VAT or other applicable sales taxes, including requirements with respect to record keeping and the making of returns, and has properly accounted for any such VAT or applicable sales tax.

3.2
The Disclosure Letter contains details of any VAT registration of each Group Company, and of any group VAT registration of which such Group Company has been a member (whether the representative member or an associate member), including details of each company which is, or has been in the last three years, a member of that group. Neither section 43(1AA) VATA nor section 43(2A) VATA has applied in relation to a member of such groups.

3.3	No Group Company is registered or required to register in any jurisdiction other than the UK in respect of VAT or any similar tax.

3.4
In the last 3 years, each Group Company has correctly accounted for VAT, accurately and timely made all returns and has retained all records it is required to retain, with respect to any capital items owned by any Group Company to which Part XV of the Value Added Tax Regulations 1995 applies.

3.5	All supplies made by each Group company are taxable supplies.

3.6	No Group Company:

(a)	has been given any surcharge liability notice within section 59 or 59A VATA or any written warning within section 76(2) VATA; or

(b)	is required to make payments on account of VAT pursuant to the Value Added Tax (Payments on Account) Order 1993 or to give security to a Tax Authority in relation to VAT or customs or excise duties.

3.7
No Group Company has made a real estate election (within the meaning of paragraph 21 Schedule 10 VATA) and the Disclosure Letter contains true, complete and accurate details of each option to tax made by a Group Company or by any relevant associate of a Group Company (for the purposes of paragraph 3 of Schedule 10 VATA) and all such options to tax have been validly made and notified and are effective.

4.	STAMP DUTIES AND REGISTRATION DUTIES
All documents (other than those which have ceased to have any legal effect) to which any Group Company is a party and the enforcement of which is material to the business of such Group Company have been duly stamped.

5.	RESIDENCE

5.1	Each Group Company is and has always been resident solely in the country of its incorporation for Tax purposes.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

5.2	No Group Company is acting or has ever acted as the branch, agent, factor, or tax representative of any person resident outside the United Kingdom for Tax purposes.

6.	PREVENTION OF THE FACILITATION OF TAX EVASION
Each Group Company and each of its associated persons has complied with all applicable laws, statutes, regulations, guidance, recognised practice and codes, whether relating to the prevention of tax evasion and/or the prevention of the facilitation of tax evasion (whether within, or outside of, the United Kingdom) including but not limited to the Criminal Finances Act.

7.	SECONDARY LIABILITIES
No Tax has been or may be assessed on or required to be paid by any Group Company where the amount in question is the primary liability of another person, and where such assessment or requirement arises or arose by reason of the failure by any other person to satisfy a Tax liability.

8.	CLOSE COMPANY

8.1	No Group Company is or ever has been a close investment holding company for the purposes of section 34 CTA 2010.

8.2
If any Group Company is a close company, it has not made any loan to any participator or any associate for the purposes of sections 455, 459 or 460 CTA 2010 or provided any payment or benefit to a participator which has or could be treated as a distribution for the purposes of section 1064 CTA 2010 within the last three years.

9.	EMPLOYEE TAX

9.1
Each Group Company has properly operated the PAYE system and complied with all its obligations in respect of national insurance and has complied with all its reporting, accounting and payment obligations to the relevant authorities in connection with payments (including notional payments) and benefits provided for Employees or directors (including former Employees) of a Group Company or others.

9.2
No payments or loans have been made to, nor any assets made available or transferred to, nor any assets earmarked, however informally, for the benefit of, any Employee or former Employee (or any associate of such Employee or former Employee) of any Group Company by an employee benefit trust or another third party, in circumstances which could give rise to a liability to income tax pursuant to within the provisions of Part 7A ITEPA.

10.	EMI OPTIONS AND EMPLOYMENT RELATED SECURITIES

10.1
The requirements of Schedule 5 to ITEPA were satisfied on and after the grant of every outstanding option granted or purported to be granted pursuant to Schedule 5 of ITEPA (EMI Options), and no EMI Option has been amended since its grant in such a way as to result in it ceasing to satisfy the requirements of Schedule 5 of ITEPA or to be considered a re-grant.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

10.2	All EMI Options have been validly notified to HMRC within 92 days of the relevant date of grant.

10.3	Each EMI Option holder to whom the requirement applied has executed a valid written statement declaring that they meet the working time requirements in ITEPA, Schedule 5, paragraph 26.

10.4	No disqualifying event for the purposes of Chapter 9 of Part 7 of ITEPA has occurred after the grant of any EMI Option.

10.5
Each Employee or director (including a former Employee or director) of a Group Company, who is liable to UK tax, and who holds an employment related security (as defined under s.421 ITEPA) has entered into an election pursuant to s.431 ITEPA, together with his employer.

11.	CAPITAL ALLOWANCES
Each Group Company has in its possession details of all capital allowances claimed by it in respect of the accounting period ended on the Accounts Date in respect of each asset or pool of assets in respect of which separate computations for capital allowances are required to be made or, as a result of any election, are made.

12.	GROUPS

12.1
No Group Company has any outstanding obligation to make or any entitlement to receive any payment to or from another company (other than another Group Company) in respect of any amounts surrendered, or agreed to be surrendered, by way of group relief, either to or by a Group Company.

12.2
No liability to corporation tax (disregarding any statutory right to make any election, or to claim any allowance or relief) will or may arise to a Group Company or be increased as a result of or in consequence of the entry into this Agreement and/or the sale of the Company pursuant to this Agreement or could arise on a Group Company ceasing at any time to be a member of the same group of companies as any other Group Company.

12.3	No Group Company has entered into any group payment arrangement in respect of corporation tax pursuant section 59F of the Taxes Management Act 1970 (group payment arrangements).

12.4
No Group Company has notified under section 92 Finance Act 2015 that it is potentially within the scope of diverted profits tax or received a preliminary notice or a charging notice from a Tax Authority in relation to diverted profits tax.

13.	INHERITANCE TAX
Neither the assets nor the shares of any Group Company are or may be subject to any charge by virtue of section 237 Inheritance Tax Act 1984, no person has or may have the power under section 212 Inheritance Tax Act 1984 to raise inheritance tax by sale or mortgage of, or a terminable charge on, any of a Group Company's assets or shares

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

and no Group Company has made any transfer of value to which Part IV Inheritance Tax Act 1984 might apply.

14.	ANTI-AVOIDANCE

14.1
No Group Company or any connected company within the meaning of section 1122 CTA 2010 has carried out, been party to, or otherwise involved in any transaction where the sole or main purpose or one of the main purposes was the avoidance of Tax or the obtaining of a tax advantage, whether as part of a scheme, arrangement, series of transactions or otherwise.

14.2
No Group Company has been party to any transaction in respect of which a different amount or value than the amount or value of the actual consideration given or received by the Group Company should or could be substituted for Tax purposes including, for the avoidance of doubt, any transaction to which Part 4 TIOPA 2010 does or might apply.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SCHEDULE 7
LIMITATIONS ON LIABILITY

1.	TIME LIMIT FOR MAKING CLAIMS
1.1    No Warrantor shall have any liability:

1.1.1	for a breach of any of the Warranties (excluding the Tax Warranties), unless notice has been given to the Key Sellers' Representative before the date falling [***] after Completion; and

1.1.2	for a breach of the Tax Warranties or under the Tax Covenant, unless notice has been given to the Key Sellers' Representative before the date falling [***] after Completion.

1.2
Any Warranty Claim (excluding a Tax Warranty Claim) or Title and Capacity Claim which has been made against the Warrantors (and has not been previously satisfied, settled or withdrawn) shall be deemed to have been withdrawn and shall become fully barred and unenforceable on the expiry of the period of [***] following the later to occur of (i) the date on which notice of the Claim was given to the Key Sellers' Representative in accordance with paragraph 1.1 above or (ii), if applicable, for any claims contained in a notice contemplated by the foregoing clause (i) involving a contingent liability or a liability which is then not quantifiable, the date upon which the liability the subject of such related claim either ceases to be contingent or becomes quantifiable (as the case may be) unless, in any such case, legal proceedings in respect of that Claim shall have been properly issued and validly served on the Key Sellers' Representative prior to such applicable expiry date.

2.	FINANCIAL LIMIT

2.1
Irrespective of the date on which the W&I Insurance Policy takes effect, the maximum aggregate liability of the Warrantors at any time in respect of all Warranty Claims and Tax Covenant Claims shall not exceed [***] and in any event notwithstanding:

(a)	the Buyer proceeding with Completion without the benefit of the W&I Insurance Policy;

(b)
except to the extent of W&I Exclusions (which, for the avoidance of doubt shall remain a liability of the Buyer), the Buyer being unable to make a claim or there is any non-payment for any reason under the W&I Insurance Policy;

(c)	the vitiation, expiry or termination of the W&I Insurance Policy; and

(d)	the insolvency of the underwriters of the W&I Insurance Policy.

2.2
Each Seller's total liability in respect of all claims under the warranties, indemnities, covenants, agreements and obligations given or entered into under this Agreement, including under the Title and Capacity Warranties, is limited to the amount set out against

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

his name in Schedule 1, column (7) (The Sellers); provided, however, this limitation shall not apply to Clause 9 (Restrictive Covenants) or Clause 14 (Confidentiality).

3.	NOTICES
If the Buyer becomes aware of any:

(a)	matter which it is actually aware gives rise to a Warranty Claim; or

(b)	third party claim against the Company or any other Group Company which it is actually aware is likely to lead to a Warranty Claim being made (a "third party claim"), the Buyer shall give written notice to the Key Sellers' Representative as soon as reasonably practicable after it becomes aware of that matter or circumstance, giving reasonable details of the matter or the third party claim based on the facts as then known to the Buyer and, so far as practicable, an estimate of the amount likely to be claimed in respect of such third party claim; provided, failure to give such notice in accordance with this paragraph will not impair the Buyer's rights under this Agreement.

4.	BUYER'S KNOWLEDGE
[***]

5.	WARRANTY AND INDEMNITY INSURANCE
The parties agree and acknowledge that:

(a)
the Warrantors' aggregate liability for all Warranty Claims and Tax Covenant Claims (including liability for interest and costs in relation thereto) shall be limited in accordance with paragraph 2.1 of this Schedule which provides that the maximum liability of the Warrantors in respect of all Warranty Claims and Tax Covenant Claims shall not exceed [***] (the "Cap");

(b)	should the losses of the Buyer in connection with a Warranty Claim or a Tax Covenant Claim be in excess of the Cap, the Buyer's sole recourse will be under the W&I Insurance Policy;

(c)
the costs and expenses arising in relation to the W&I Insurance Policy (including underwriting fees and expenses, insurance premiums, insurance premium taxes and any other ancillary costs or expenses) (the "W&I Costs") [***]; and

(d)
the Buyer shall not waive or agree to amend the provisions of the W&I Insurance Policy to the extent pursuant to which any insurer under the W&I Insurance Policy waives any rights of subrogation against the Warrantors or their Affiliates.

6.	PROVISION IN ACCOUNTS
The Key Sellers shall not be liable for any Warranty Claim (excluding a Tax Warranty Claim) in respect of a matter to the extent that specific provision or reserve in respect of the liability or other matter giving rise to the claim in question was expressly disclosed

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

on the face of the Locked Box Accounts and such Locked Box Accounts are delivered to the Buyer in writing prior to the date of this Agreement.

7.	NO DOUBLE RECOVERY
The Buyer shall not be entitled to recover more than once in respect of the same circumstances giving rise to a claim under this Agreement or any other document entered into pursuant hereto if it has recovered the full amount of its loss.

8.	CONTINGENT CLAIMS
If a Warranty Claim arises in connection with a liability of any Group Company which, at the time at which the claim is notified to the Key Sellers' Representative, is contingent or unquantifiable then the Warrantors will have no obligation to make any payment to the Buyer in respect of that breach unless and until such time as the contingent liability either ceases to be contingent or becomes quantifiable (as the case may be). Notification of such potential claim must still be given to the Warrantors by the Buyer within the time period referred to in paragraph 1.1 above, however the [***] period referred to in paragraph 1.2 shall be deferred and shall commence on the date such liability if contingent ceases to be contingent and becomes an actual liability or if unquantifiable becomes capable of being quantified.

9.	RIGHT TO REMEDY
No Warrantor shall be liable for any Warranty Claim (excluding a Tax Warranty Claim) if the alleged breach which is the subject of such claim is capable of remedy, if it is remedied to the reasonable satisfaction of the Buyer by the relevant Warrantor within 30 days of the date on which the notice in paragraph 3 above is received by the Key Sellers' Representative without cost or loss to the Buyer Group.

10.	CHANGES IN LEGISLATION
No Warrantor shall be liable in respect of a Warranty Claim (excluding a Tax Warranty Claim) if such claim would not have arisen but for, or is increased, directly or indirectly, as a result of:

(a)	the passing of, or a change in, a law, rule or regulation in any case occurring on or after Completion; or

(b)	an increase in the Taxation rates or an imposition of Taxation in each case occurring on or after Completion other than any change in the rate of interest accruing on underpaid Tax; or

(c)
the change by statute or by any regulatory or other body of any accounting policy or a change in the application of any accounting policy or estimation technique in the preparation of financial statements by the Buyer occurring on or after Completion.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

11.	DUTY TO MITIGATE
Nothing contained in this Schedule shall limit any obligation of the Buyer or any Group Company at common law to mitigate any loss or damage resulting from or arising as a consequence of any circumstances giving rise to any Claim (excluding a Tax Covenant Claim).

12.	NO LIMITATION
Each limitation of liability set out in this Schedule shall be separate and independent and save as expressly provided otherwise in this Agreement shall not be limited by reference to any other such limitation or any other provision of this Agreement.

13.	MATERIALITY
For purposes of determining the recoverable amount of any Claim and for determining whether or not any breach of a warranty has occurred, such determinations shall be made without regard to any materiality, material adverse effect or other similar qualification contained in or otherwise applicable to such warranty.

14.	ACTS OF BUYER
No Warrantor shall be liable in respect of a Warranty Claim to the extent that such claim is solely attributable to, or is increased directly as a result of, any voluntary act, omission, transaction or arrangement not otherwise required or contemplated hereunder or under any other Transaction Document, that is carried out at the written request of the Buyer on or after Completion, and for these purposes any act, omissions, transaction or arrangement which the Buyer considers (acting reasonably) is required to comply with applicable laws or the terms of any agreement or arrangement that exists as at the date of this Agreement shall not be voluntary.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SCHEDULE 8
THE PROPERTIES
[Omitted]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SCHEDULE 9
INTELLECTUAL PROPERTY RIGHTS
[Omitted]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SCHEDULE 10
TAX COVENANT

1.	DEFINITIONS

1.1	Words defined elsewhere in this Agreement
Save as provided in this Schedule, words and expressions used but not defined in this Schedule shall have the meanings given to them elsewhere in this Agreement.

1.2	Defined terms
In this Schedule:
"Accounts Relief" means:

(a)
any Relief which is taken into account in computing and so reducing or eliminating any provision for deferred Tax which appears in the Locked Box Accounts (or which but for such Relief would have appeared in the Locked Box Accounts); and

(b)	any Relief (including the right to a repayment of Tax) that has been shown as an asset in the Locked Box Accounts;
"Accounts Standard" means in relation to the accounts of any body corporate, the requirements of the Companies Act 2006, together with the United Kingdom Generally Accepted Accounting Practice (incorporating Statements of Standard Accounting Practice, Financial Reporting Standards and Urgent Issues Task Force Abstracts issued or adopted by the Financial Reporting Council, together with applicable Statements of Recommended Practice issued by bodies recognised by the Financial Reporting Council for that purpose, including the application of Financial Reporting Standards 101 and 102 and, for the avoidance of doubt, International Financial Reporting Standards) applicable to those accounts;
"Auditors" means the auditors from time to time of the Company;
"Buyer's Relief" means:
(a)     any Accounts Relief;

(b)	any Relief of any Group Company which arises in the ordinary course of business and after the Accounts Date but on or before Completion;

(c)	any Relief of any Group Company which arises after Completion; and

(d)	any Relief which arises to any member of the Buyer's Group or a company which is a member of the same group of companies as the Buyer for any purposes (other than a Group Company);

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

"CTA 2010" means the Corporation Tax Act 2010;
"Demand" means a claim pursuant to paragraph 3.1 (Covenant) by the Buyer in respect of a Tax Claim of a Group Company;
"Event" means any transaction, act, omission or occurrence of whatever nature including, without limitation, the death, winding up or dissolution of any person, any failure to take any action which would avoid a deemed distribution of income, any change in residence of any person for the purposes of Tax and shall also include any of the same which is deemed to occur under any Tax Statute;
"Relief" means any exemption, relief, allowance, loss, set-off, deduction or credit in computing income, profits or gains granted by or pursuant to a Tax Statute or otherwise or any right to repayment of Tax or any repayment supplement;
"Straddle Period" means the accounting period of the relevant Group Company in which Completion occurs;
"Tax Claim" means any assessment, notice, demand, determination, letter, return, amended return, computation, claim or other document issued or action taken by or on behalf of any Tax Authority or pursuant to self assessment (or any which could give rise to a Tax Liability);
"Tax Counsel" means a tax lawyer of at least 10 years' call who has rights in the jurisdiction concerned to appear before all courts or tribunals with jurisdiction over tax matters who is appointed by agreement between the Warrantors and the Buyer or, in default of agreement within 10 (ten) Business Days of an individual first being proposed for the purpose by either the Warrantors or the Buyer, appointed by the Chairman for the time being of the Bar Council (or the relevant equivalent in any other jurisdiction), at the joint expense of the Warrantors and the Buyer;
"Tax Liability" means:

(a)	any liability of a Group Company to make an actual payment or increased payment of Tax; and/or

(b)	the loss, disallowance, withdrawal or claw-back of any Accounts Relief; and

(c)
the use or setting off of any Buyer's Relief in circumstances where but for such use or setting off, a Group Company would have had a liability to make an actual payment of Tax in respect of which the Buyer would have been able to make a claim against the Warrantors under this Schedule.

"Warrantor's Relief" means any Relief other than a Buyer's Relief.

2.	INTERPRETATION

2.1	Accounting periods
In this Schedule, any reference to an "accounting period" includes any period by reference to which any Tax Liability is computed.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

3.	COVENANT

3.1	Covenant
Subject to the provisions of this Schedule, each Warrantor severally covenants with the Buyer to pay to the Buyer on the due date for payment (as provided in paragraph 7.1 (Due date for payment)), an amount equal to:

(a)
any Tax Liability arising and payable after Completion in respect of, as a result of or by reference to any income, profits or gains earned, accrued or received before Completion or which arises as a result of any Event occurring before Completion; or

(b)
any Tax Liability which arises in respect of or as a result of the failure by any other person (other than a Group Company) to pay any Tax which is primarily the liability of another person where that other person was at any time before Completion a member of a group of companies with a Group Company or had control of or was controlled by, or otherwise connected with a Group Company or was controlled by the same person as a Group Company for any Tax purpose;

(c)	any liability for inheritance tax (disregarding any right to pay tax in instalments) of:-

(i)
any person other than a Group Company arising as a result of a transfer of value before Completion (whether or not in conjunction with the death of any person whenever occurring) which is at Completion, or becomes after Completion, charged or secured on or gives rise to a power to sell, mortgage or charge or is otherwise payable out of the Shares or any asset of a Group Company or the proceeds of sale thereof; or

(ii)	a Group Company which arises as a result of a transfer of value made by or to a Group Company on or before Completion (whether or not in conjunction with the death of any person whenever occurring);

(d)
any liability of a Group Company to pay or account for income tax under the PAYE system, national insurance contributions or apprenticeship levy (in each case together with any related interest and/or penalties) which arises at any time as a result of, in consequence of or in connection with 1) remuneration paid on or prior to Completion, and 2) remuneration paid post-Completion which arises as a result of a legally binding commitment made by the Group Company or a Seller on or prior to Completion where such remuneration is referable to any period ended on or prior to Completion, of any person engaged by a Group Company, purportedly otherwise than as an employee or office-holder of a Group Company for Tax purposes (whether directly or indirectly, including through a personal services company and/or agency);

(e)
any liability of the Buyer or a Group Company to pay or account for income tax under the PAYE system or national insurance contributions (together with any related interest and/or penalties) which arises at any time in respect of any Employee or former Employee and relates to:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

(i)	the acquisition, exercise, disposal, release or variation of any option or other right to acquire shares or an interest in shares granted prior to Completion;

(ii)
the acquisition, disposal, release or variation of, or the receipt of any benefit or any other event occurring in respect of, any shares, rights attaching to shares or interest in shares acquired on or before Completion;

(iii)
the acquisition, disposal, release or variation of, or the receipt of any benefit or any other event occurring after Completion in respect of, any shares, rights attaching to shares or interest in shares acquired  as a result of the exercise of any option or right or the vesting of any interest or right granted on or before Completion; or

(iv)	any "relevant step" taken by a "relevant third person" as defined in Part 7A ITEPA, on or before Completion;

(f)
any liability of the Buyer or a Group Company to pay or account for national insurance contributions (together with any related interest and/or penalties) which arises at any time in respect of any Employee or former Employee and relates to the failure after Completion by any Employee or Former Employee to make good to a Group Company after Completion any income tax for which a Group Company is required to account in respect of any notional payment as defined in section 222 Income Tax (Earnings and Pensions) Act 2003 and arising in respect of any shares, options, rights, interests or arrangements referred to paragraph 3.1(e); and

(g)
any liability of a Group Company to make a payment or repayment of a sum equivalent to, or calculated by reference to, another person's Tax liability where the liability arises under any indemnity, covenant, warranty, guarantee or election entered into outside the ordinary course of business and created on or before Completion.

3.2	Covenant against costs, fees and expenses
Each Warrantor also covenants with the Buyer to pay to the Buyer an amount equal to all reasonable costs, fees and expenses reasonably incurred by a Group Company or the Buyer as a result of any liability under paragraph 3.1 (other than internal costs or expenses of management and amounts in respect of VAT where the Buyer, a Group Company, or a member of a VAT group of which the Buyer or a Group Company is a member, is entitled to credit or repayment in respect of such VAT from the relevant Tax Authority) or in successfully taking or defending any action under this Schedule.

4.	EXCLUSIONS AND LIMITATIONS

4.1	No liability
The Warrantors shall have no liability pursuant to paragraph 3 (Covenant) or in respect of any Tax Warranty to the extent that:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

(a)
the relevant liability arises or is increased as a result of or in connection with any Event after the Locked Box Date in the ordinary course of the business of the Group Company concerned as conducted at the Locked Box Date other than any of the following:

(i)	a liability for Tax for which a Group Company is not primarily liable;

(ii)
a liability for Tax arising as a result of the acquisition, disposal or supply (or deemed acquisition, disposal or supply) of any asset (including shares or securities), service or facility (including a loan of money or the letting, hiring or licensing of tangible or intangible property) for consideration deemed for Tax purposes to be different from that (if any) actually received, or any other transaction or series of transactions where the consideration paid or provision made or imposed differs from the consideration that would have been paid or the provision that would have been made as between independent enterprises, in each case to the extent of that difference;

(iii)
a liability for Tax arising as a result of the making of a distribution, the creation, cancellation or reorganisation of any share or loan capital or the release, assignment, acquisition or payment of any debt;

(iv)	a liability for Tax arising as a result of any company becoming or ceasing to be:-

(A)	a member of a group of, or associated or connected with, any companies for any Tax purpose; or

(B)	resident in the UK (or any other jurisdiction) for any Tax purpose;

(v)	a liability for interest and penalties which arise as a result of a failure of a Group Company to properly deduct, charge, recover or pay a liability to Tax;

(vi)	a liability for Tax arising as a result of the disposal of a capital asset;

(vii)
a liability for Tax under any legislation introduced to counter tax avoidance, a liability arising as a result of a transaction or arrangement the sole or main purpose of which was the reduction, avoidance or deferral of a Liability for Tax or a liability for Tax arising in respect of a scheme, arrangement or transaction where a disclosure was made or required pursuant to Part 7 Finance Act 2004 or Schedule 11A VATA; and

(viii)	a liability to interest or any penalty arising as a result of any payment of Tax proving to be an underpayment.

(b)	specific provision or reserve was made in the Locked Box Accounts for the relevant liability;

(c)	the liability for Tax is Permitted Leakage;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

(d)
the relevant liability arises or is increased as a result of the imposition of any new Tax, any change in the rate of any Tax, the passing of or any change in the interpretation of any law (including decided cases), rule, regulation or published practice of any Tax Authority or Accounts Standard in each case, announced and made or coming into force after Completion;

(e)	any Warrantors' Relief is or becomes available (or is made available) to a Group Company at no cost to any Group Company or the Buyer, to mitigate the relevant liability;

(f)	payment or discharge of the relevant liability has been made on or before Completion and such payment or discharge has been taken into account in the Locked Box Accounts;

(g)
the relevant liability arises or is increased as a result of any voluntary act, transaction or arrangement (or any combination of any of them) after Completion by a Group Company or the Buyer or any other Member of the Buyer's Group or their respective directors, employees or agents, except if carried out as a result of transactions in the ordinary course of a Group Company's business as conducted at Completion which the Buyer or any Member of the Buyer's Group or their respective directors or agents knew or ought reasonably to have known would give rise to the liability in question, other than any of the following:

(i)	an act carried out pursuant to a legally binding obligation entered into on or before Completion (including pursuant to this Agreement);

(ii)	an act which a Group Company was required to do by any legislation (whether relating to Tax or otherwise);

(iii)	any disclosure to a Tax Authority or other government, state, municipal, local or federal regulatory authority;

(iv)
the payment of any stamp duty on any document, or the bringing into the United Kingdom of any document, entered into on or prior to Completion which is required in order for it to be produced as evidence in court or to prove or obtain registration of the title of a Group Company to any asset owned at Completion.

(h)
the relevant liability arises or is increased as a result of a Group Company ceasing to carry on any trade or business after Completion or effecting a major change after Completion in the nature or conduct of any trade or business carried on by it;

(i)
the relevant liability arises or is increased as a result of any change of the date to which a Group Company makes up its accounts or of any change to any of its accounting policies, methods, bases or practices (including the treatment of timing differences and the basis on which a Group Company values its assets) in either case after Completion, other than to comply with any applicable Accounts Standard as it was in force before Completion;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

(j)
the relevant liability arises or is increased as a result of the failure by a Group Company or the Buyer or any other Member of the Buyer's Group after Completion to make any claim, election, surrender or disclaimer or to give any notice or consent to or do any other thing, the making, giving or doing of which was permitted by law and which is taken into account in the Locked Box Accounts:

(i)	in computing and so reducing any provision or reserve made in the Locked Box Accounts (or eliminating any provision or reserve which would otherwise have appeared in the Locked Box Accounts); or

(ii)
in computing any right to repayment of Tax which appears in the Locked Box Accounts and the Warrantors gave specific written notice of the requirement to make such claim, election, surrender or disclaimer or to give any notice or consent to do any other thing;

(k)
the relevant liability arises or is increased as a result of any claim, election, surrender, disclaimer, notice or consent made by a Group Company or the Buyer or any other Member of the Buyer's Group after Completion, the making or doing of which was (i) not required by law, and (ii) not taken into account in the Locked Box Accounts:

(i)
in computing and so reducing any provision or reserve which is made in the Locked Box Accounts (or eliminating any provision or reserve which would otherwise have appeared in the Locked Box Accounts); or

(ii)	in computing any right to repayment of Tax which appears in the Locked Box Accounts; or

(l)	the relevant liability arises or is increased as a result of the assignment of the benefit in whole or in part of this Agreement.

4.2	Limitations

(a)
For the avoidance of doubt, the provisions of Schedule 7 of this Agreement (to the extent stated therein) shall apply to limit the liability of the Warrantors in respect of any Tax Liability or other liability pursuant to paragraph 3 (Covenant) or in respect of any Warranty in respect of Tax.

(b)
For the avoidance of doubt, and without limiting paragraph 4.2(a) above, paragraphs 2.1 and 5 of Schedule 7 of this Agreement shall apply to determine the maximum aggregate liabiity of the Warrantors at any time in respect of all claims that may be made by the Buyer under this Schedule.

5.	NOTIFICATION OF TAX CLAIMS
If a Group Company, the Buyer, or any other Member of the Buyer's Group becomes aware of any Tax Claim which could give rise to a Demand, the Buyer shall give written notice of the relevant facts known to the Group Company or the Buyer (specifying in reasonable detail the fact, matter, event or circumstance known to the Group Company

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

or the Buyer and giving rise to that claim and giving an estimate (to the extent possible) of the amount of such a claim) to the Warrantors as soon as practicable and in any event by the earlier of:

(a)	the date falling twenty (20) Business Days after the Group Company, Buyer or other Member of the Buyer's Group becomes aware of the Tax Claim; and

(b)
in a case involving a time limit for response, appeal or reply, as soon as reasonably practicable (and in any event no later than the date falling ten (10) Business Days before the expiry of that time limit).

6.	AMOUNT OF TAX LIABILITY
The amount of any Tax Liability shall be as follows:

(a)
to the extent that the Tax Liability involves a liability of a Group Company to make an actual payment or increased actual payment of Tax, the amount of the actual payment or increased actual payment; or

(b)
to the extent that the Tax Liability involves the loss, disallowance, withdrawal or claw-back of any Accounts Relief, the amount of Tax which would (on the basis of Tax rates current at the date of such loss, disallowance, withdrawal or claw-back) have been saved but for such loss, disallowance, withdrawal or claw-back, assuming for this purpose that the relevant Group Company had sufficient profits or was otherwise in a position to use the Relief, or where the Relief is the right to repayment of Tax or to a payment in respect of Tax, the amount of the repayment or payment;

(c)
to the extent that the Tax Liability involves a liability of a Group Company to make a payment or increased payment of Tax which would have arisen but for being satisfied, avoided or reduced by any Accounts Relief or Buyer's Relief, the amount of such payment or increased payment of Tax which would have otherwise arisen;

(d)	to the extent that the liability involves the disallowance or reduction by any Tax Authority of a right to a repayment of Tax, the amount of the repayment so disallowed or reduced; and

(e)	to the extent that the liability involves a liability under paragraph 3.1(f), the amount of the payment (or repayment) so made.

7.	PAYMENTS

7.1	Due date for payment
The Warrantors shall pay to the Buyer the amount payable pursuant to any Demand in cleared funds on the due date for payment of that amount which shall be the later of:

(a)	where the relevant Tax Liability involves an actual or increased payment of Tax, three Business Days before the date on which the relevant Group Company has

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

to or would have had to pay to the Tax Authority in question the Tax which has given rise to the Warrantor's liability pursuant to paragraph 3 (Covenant) to avoid incurring a liability to interest or a charge or penalty; or

(b)
in all other cases, ten (10) Business Days after the Buyer makes a Demand or, if the amount due is not specified in the Demand itself, ten (10) Business Days after the Buyer serves notice in writing on the Warrantors specifying the amount of the Demand.

7.2
All sums payable by the Warrantors under this Schedule shall be paid free and clear of all deductions or withholdings (including Tax) unless the deduction or withholding is required by law, in which event the Warrantors shall pay such additional amounts as shall be required to ensure that the net amount received and retained by the Buyer (after Tax) will equal the full amount which would have been received and retained by it had no such deduction or withholding been made.

7.3
In the event that the Buyer shall incur any liability for Tax chargeable or assessable in respect of any payment by the Warrantors pursuant to this Schedule, the Warrantors shall pay such additional amounts as shall be required to ensure that the net amount received and retained by the Buyer (after Tax) will equal the full amount which would have been received and retained by it had no such liability to Tax been incurred and, in applying this paragraph 7.3, no account shall be taken of the extent to which any liability for Tax may be mitigated or offset by any Relief available to the Buyer so that where any such Relief is available the additional amount payable under this paragraph shall be the amount which would have been payable in the absence of such availability.

7.4
Any sums paid by the Warrantors under this Schedule shall be treated, to the extent possible, as a reduction in the purchase price of the Shares but nothing in this paragraph 7.4 shall be taken to be a limit on the amount of any payment the Sellers are obliged to make pursuant to any provision of this Schedule.

8.	DISPUTED TAX CLAIMS
Subject to paragraph 9 (Conduct of the Group's Tax Affairs) of this Schedule and Clause 13 (Confidentiality) of the Agreement, if the Buyer or a Group Company or any other Member of the Buyer's Group becomes aware of any Tax Claim which causes or may cause the Warrantors to be liable pursuant to paragraph 3.1 (Covenant) (a "Disputed Claim") then:

(a)
the Buyer shall provide, and shall procure that the Group Companies shall provide, the Key Sellers' Representative (and any of their duly authorised agents or advisers) notice of such Disputed Claim; and

(b)	the Buyer shall keep the Key Sellers' Representative informed of any material action taken relating to the Disputed Claim.

9.	CONDUCT OF THE GROUP'S TAX AFFAIRS
The Buyer or their duly authorised agents or advisers shall prepare and have conduct of all matters including negotiations and correspondence relating to the agreement of the

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

Tax returns and computations of the Group Companies and all claims, elections, surrenders, disclaimers, notices and consents of the Group Companies relating to all accounting periods beginning on or before Completion (the "Tax Returns") with the appropriate Tax Authority. The Buyer shall keep the Warrantors' Representative informed of all material matters relating to those returns and the Warrantors' Representative shall be given the opportunity to comment on any material documentation at least five (5) Business Days before its submission to the relevant Tax Authority.
The Warrantors shall provide the Buyer and each Group Company such reasonable assistance as is necessary and reasonably requested to enable the Buyer or their duly authorised agents or advisers to prepare the Tax Returns.

10.	[***]

10.1	[***]
[***]

10.2	[***]
[***]

10.3	Application

(a)
Paragraphs 7 and 8 shall apply to this paragraph 10 as if references in these paragraphs to the Warrantors were replaced with the Buyer and references to the Buyer were replaced with the Key Sellers and all other necessary modifications were made.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

EXECUTED BY THE PARTIES:
The Key Sellers
SIGNED as a deed
(but not delivered until dated) by         )
STEVE ROWLEY                )
in the presence of                 )    ………………………………..

Witness's signature:
Witness's name (in capitals):
Witness's address:

SIGNED as a deed
(but not delivered until dated) by         )
PATRICK WALL                )
in the presence of                 )    ………………………………..

Witness's signature:
Witness's name (in capitals):
Witness's address:

SIGNED as a deed (but not delivered until     )
dated) by Patrick Wall under a power of     )
attorney dated 19 July 2018 for and on     )
behalf of BEATRICE RODRIGUEZ    )
in the presence of                 )    ………………………………..

Witness's signature:
Witness's name (in capitals):
Witness's address:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNED as a deed (but not delivered until     )
dated) by Steve Rowley under a power of     )
attorney dated 18 July 2018 for and on     )
behalf of CHRISTINE MULLIN        )
in the presence of                 )    ………………………………..

Witness's signature:
Witness's name (in capitals):
Witness's address:

SIGNED as a deed (but not delivered until     )
dated) as a deed (but not delivered until     )
dated) by Steve Rowley under a power of     )
attorney dated 14 July 2018 for and on     )
behalf of BRUCE FAIR            )
in the presence of                 )    ………………………………..

Witness's signature:
Witness's name (in capitals):
Witness's address:

SIGNED as a deed (but not delivered until    )
dated) by Steve Rowley under a power of     )
attorney dated 20 July 2018 for and on     )
behalf of TOM FORBES            )
in the presence of                 )    ………………………………..

Witness's signature:
Witness's name (in capitals):
Witness's address:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNED as a deed (but not delivered until    )
dated) by Steve Rowley under a power of     )
attorney dated 19 July 2018 for and on     )
behalf of                    )
COTTERFORD COMPANY LIMITED     )
in the presence of                 )    ………………………………..

Witness's signature:
Witness's name (in capitals):
Witness's address:

SIGNED as a deed (but not delivered until    )
dated) by Steve Rowley under a power of     )
attorney dated 20 July 2018 for and on     )
behalf of IAIN MCDONALD        )
in the presence of                 )    ………………………………..

Witness's signature:
Witness's name (in capitals):
Witness's address:

SIGNED as a deed (but not delivered until    )
dated) by Steve Rowley under a power of     )
attorney dated 20 July 2018 for and on     )
behalf of JACQUALENE MCDONALD    )
in the presence of                 )    ………………………………..

Witness's signature:
Witness's name (in capitals):
Witness's address:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNED as a deed
(but not delivered until dated) by
Index Venture
Growth                     )
Associates II Limited, Managing General     )
Partner, acting by a director             )
for and on behalf of                )
INDEX VENTURES GROWTH II     )
(JERSEY), L.P in the presence of         )    ………………………………..

Witness's signature:
Witness's name (in capitals):
Witness's address:

SIGNED as a deed
(but not delivered until dated) by
Index Venture
Growth Associates II Limited, Managing     )
General Partner, acting by a director         )
for and on behalf of                 )
INDEX VENTURES             )
GROWTH II PARALLEL             )
ENTREPRENEUR FUND (JERSEY),     )
L.P in the presence of             )    ………………………………..

Witness's signature:
Witness's name (in capitals):
Witness's address:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNED as a deed
(but not delivered until dated) by
Intertrust Employee                 )
Benefit Services Limited, Authorised     )
Signatory, in its capacity as administrator of)
the Index Co-Investment Scheme, acting by )
an authorised signatory            )
for and on behalf of                 )
YUCCA (JERSEY) SLP in the presence of )    ………………………………..

Witness's signature:
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SIGNED as a deed
(but not delivered until dated) by         )
WILLIAM CURRIE                )
in the presence of                 )    ………………………………..

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SIGNED as a deed
(but not delivered until dated) by         )
CATHERINE CURRIE            )
in the presence of                 )    ………………………………..

Witness's signature:
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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNED as a deed (but not delivered until    )
dated) by Steve Rowley under a power of     )
attorney dated 20 July 2018 for and on     )
behalf of                    )
SIR TERENCE PATRICK LEAHY    )
in the presence of                 )    ………………………………..

Witness's signature:
Witness's name (in capitals):
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SIGNED as a deed (but not delivered until    )
dated) by Patrick Wall under a power of     )
attorney dated 19 July 2018 for and on     )
behalf of                    )
DAVID BURTENSHAW            )
in the presence of                 )    ………………………………..

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SIGNED as a deed (but not delivered until    )
dated) by Patrick Wall under a power of     )
attorney dated 19 July 2018 for and on     )
behalf of                    )
KARL WILLS                )
in the presence of                 )    ………………………………..

Witness's signature:
Witness's name (in capitals):
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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNED as a deed (but not delivered until    )
dated) by Patrick Wall under a power of     )
attorney dated 19 July 2018 for and on     )
behalf of                    )
KARL WILLS AND PAL TRUSTEES     )

LTD                        )
in the presence of                 )    ………………………………..

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SIGNED as a deed (but not delivered until    )
dated) by Patrick Wall under a power of     )
attorney dated 20 July 2018 for and on     )
behalf of DEREK WEAVER        )
in the presence of                 )    ………………………………..

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SIGNED as a deed (but not delivered until    )
dated) by Patrick Wall under a power of     )
attorney dated 20 July 2018 for and on     )
behalf of MIKE BELOW            )
in the presence of                 )    ………………………………..

Witness's signature:
Witness's name (in capitals):
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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNED as a deed (but not delivered until     )
dated) by Steve Rowley under a power of     )
attorney dated 20 July 2018 for and on     )
behalf of GP Bullhound Sidecar III GP Ltd     )
as nominee for and on behalf of        )
GP BULLHOUND SIDECAR III LP    )
in the presence of                 )    ………………………………..

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. Further, certain portions this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

The Company

SIGNED as a deed
(but not delivered until dated) by        )
for and on behalf of                 )
METAPACK LIMITED            )
in the presence of                 )    ………………………………..

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The Buyer

SIGNED as a deed
(but not delivered until dated) by        )
for and on behalf of                 )
PACIFIC SHELF 1855 LIMITED        )
in the presence of                 )    ………………………………..

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The Guarantor
SIGNED as a deed
(but not delivered until dated) by        )
for and on behalf of                 )
STAMPS.COM INC.            )
in the presence of                 )    ………………………………..

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